Filed Pursuant to Rule
424(b)(2)

Registration No.: 333-265951

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 1, 2022)
$250,000,000
BAIN CAPITAL SPECIALTY FINANCE, INC.
Common Stock
We are an externally managed specialty finance company focused on lending to middle market companies that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). Our primary focus is capitalizing on opportunities within our Senior Direct Lending strategy, which seeks to provide risk-adjusted returns and current income to our stockholders by investing primarily in middle market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization, or EBITDA.
We are managed by our investment adviser, BCSF Advisors, LP, or the Advisor, a subsidiary of Bain Capital Credit, LP.
We and the Advisor have entered into separate equity distribution agreements, or the Equity Distribution Agreements, with each of Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc., who we refer to as the Sales Agents, relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The Equity Distribution Agreements provide that we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through the Sales Agents. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the New York Stock Exchange or similar securities exchanges or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
Pursuant to the Equity Distribution Agreements, the Sales Agents will receive a commission from us of up to 1.50% of the gross sales price. The Sales Agents are not required to sell any specific number or dollar amount of common stock but each Sales Agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page
S-11
of this prospectus supplement. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreements and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale.
Our common stock is traded on the New York Stock Exchange under the symbol “BCSF”. The last reported closing price for our common stock on February 26, 2025 was $18.63 per share. The net asset value of our common stock as of December 31, 2024 (the last date prior to the date of this prospectus supplement on which we determined net asset value) was $17.65 per share.
Shares of
closed-end
investment companies, including business development companies, frequently trade at a discount to their net asset value. If our shares trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in this offering. Investing in our common stock involves a high degree of risk. Before buying any of our common stock, you should read the discussion of the material risks of investing in our common stock, including the risk of leverage, in “Risk Factors” beginning on page 18 of the accompanying prospectus or otherwise included in or incorporated by reference herein or in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain important information about us that a prospective investor should know before investing in our common stock. Please read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein, before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. We maintain a website at
http://www.baincapitalspecialtyfinance.com
and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus or any free writing prospectus. You can also obtain such information, free of charge, and make inquiries by calling us collect at (617)
516-2350
or by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalspecialtyfinance.com. The SEC also maintains a website at
http://www.sec.gov
that contains such information.
Neither the SEC nor any state securities commission has approved or disapproved of our common stock or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Sales Agents

Raymond James	Keefe, Bruyette & Woods
A Stifel Company
The date of this prospectus supplement is February 27, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering. We have not, and the Sales Agents have not, authorized any other person to provide you with different information. We are not, and the Sales Agents are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the sale of the common stock offered hereby. It is possible that our business, financial condition, results of operations, cash flows and prospects have changed since that date. We will update these documents to reflect material changes only as required by law. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers are permitted.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us that relates to this offering together with the additional information described under the headings “Risk Factors” included in the accompanying prospectus and the documents incorporated by reference herein and therein and “Available Information” included in this prospectus supplement and accompanying prospectus before investing in our common stock.

TAB
LE OF CONT
ENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

i

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information included elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including the risks of investing in the common stock discussed in the section titled “Risk Factors” in the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Except as otherwise indicated, the terms:

•	“ we, ” “ us, ” “ our ” and the “ Company ” refer to Bain Capital Specialty Finance, Inc. , a Delaware corporation, together with its consolidated subsidiaries, where applicable;

•	“Bain Capital Credit” refers, collectively, to Bain Capital Credit, LP and its affiliated advisers, including our Advisor;

•
“Bain Capital” refers, collectively, to Bain Capital, LP, a Delaware limited partnership, its associated investment funds and their respective affiliates; Bain Capital is a diversified private investment firm of which Bain Capital Credit is a subsidiary;

•	“Advisor” refers to BCSF Advisors, LP, a Delaware limited partnership, our investment adviser and a subsidiary of Bain Capital Credit;

•	“Administrator” refers to our Advisor in its capacity as our administrator under an administration agreement between us and our Advisor;

•
“March 2026 Notes” refers to the $300.0
 million in aggregate principal amount of unsecured notes issued by the Company on March
 10, 2021. The March 2026 Notes bear interest at a fixed rate of 2.95% per year payable semi-annually on March
 10 and September
 10 of each year, which commenced on September
 10, 2025. The March 2026 Notes mature on March
 10, 2026;

•
“October 2026 Notes” refers to the $300.0
 million in aggregate principal amount of unsecured notes issued by the Company on October
 13, 2021. The October 2026 Notes bear interest at a fixed rate of 2.55% per year payable semi-annually on April
 13 and October
 13 of each year, which commenced on April
 13, 2022. The October 2026 Notes mature on October
 13, 2026;

•
“Sumitomo Credit Facility” refers to the senior secured revolving credit agreement with Sumitomo Mitsui Banking Corporation, as Administrative Agent and Sole Book Runner, and with Sumitomo Mitsui Banking Corporation and MUFG Union Bank, N.A., as Joint Lead Arrangers, as amended;

•	“2019-1 Debt” refers to the 2019 term debt securitization; and

•
“2030 Notes” refers to the $350.0
 million in aggregate principal amount of unsecured notes issued by the Company on February
 3, 2025. The 2030 Notes bear interest at a fixed rate of 5.950% per year payable semi-annually on March
 15 and September
 15 of each year, commencing on September
 15, 2025. The 2030 Notes mature on March
 15, 2030.

Bain Capital Specialty Finance, Inc.
We are an externally managed,
closed-end,
non-diversified
management investment company. We have elected to be treated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, we have elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As a RIC, we will not be taxed on our income to the extent that we distribute such income each year and satisfies other applicable income tax requirements.
On October 6, 2016, we completed our initial closing of capital commitments, or the Initial Closing, and subsequently commenced substantial investment operations. On November 19, 2018, we closed our initial public offering, or the IPO, issuing 7,500,000 shares of its common stock at a public offering price of $20.25 per share. Shares of our common stock began trading on the New York Stock Exchange under the symbol “BCSF” on November 15, 2018.
We are managed by the Advisor, an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940, as amended, or the Advisers Act. The Advisor also provides the administrative services necessary for us to operate (in such capacity, the Administrator). Our management consists of investment and administrative professionals from the Advisor and Administrator along with the Board of Directors, or the Board. The Advisor directs and executes our investment operations and capital raising activities subject to oversight from the Board, which sets the broad policies of us. The Board has delegated investment management of our investment assets to the Advisor. The Board consists of eight directors, five of whom are independent.
Our primary focus is capitalizing on opportunities within Bain Capital Credit’s Senior Direct Lending Strategy, as defined below, which seeks to provide risk-adjusted returns and current income to investors by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization, or EBITDA. However, we may, from time to time, invest in larger or smaller companies. We focus on senior investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt). We generally seek to retain effective voting control in respect of the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We may also invest in mezzanine debt and other junior securities, including common and preferred equity and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We may also invest, from time to time, in distressed debt, debtor-in-possession
loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon
securities and defaulted securities. Our debt investments may be at fixed or floating interest rates, and our floating rate investments may utilize one or more reference rates, such as the Secured Overnight Financing Rate, or SOFR. Our investments are subject to a number of risks. See “Risk Factors” in our most recent Annual Report on Form
10-K,
which is incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.
We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. The companies in which we invest use our capital for a variety of reasons, including to support organic growth, to fund changes of control, to fund acquisitions, to make capital investments and for refinancing and recapitalizations.
Leverage may be utilized to help us meet our investment objective. Any such leverage would be expected to increase our total capital available for investment.
We may invest in debt securities which are either rated below investment grade or not rated by any rating agency but, if they were rated, would be rated below investment grade. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.
The Investment Advisor
Our investment activities are managed by the Advisor, an investment adviser that is registered with the SEC under the Advisers Act pursuant to an investment advisory agreement, as amended from time to time, or the Amended Advisory Agreement. The Advisor is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. More information regarding the Advisor and its business activities can be found on its registration under Form ADV located on the Investment Adviser Registration Depository website of the SEC.
The Advisor has entered into a resource sharing agreement, or the Resource Sharing Agreement, with Bain Capital Credit, pursuant to which Bain Capital Credit provides the Advisor with experienced investment professionals (including the members of the Advisor’s Credit Committee) and access to the resources of Bain Capital Credit so as to enable the Advisor to fulfill its obligations under the Amended Advisory Agreement. Through the Resource Sharing Agreement, the Advisor intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. There can be no assurance that Bain Capital Credit will perform its obligations under the Resource Sharing Agreement. The Resource Sharing Agreement may be terminated by either party on 60 days’ notice, which if terminated may have a material adverse consequence on our operations.
About Bain Capital Credit
Bain Capital Credit was established in 1998. Bain Capital Credit and its subsidiaries (including the credit vehicles managed by its Alternative Investment Fund Manager affiliate) had approximately $51.0 billion in assets under management as of December 31, 2024. To date, Bain Capital Credit has invested across the credit products and fixed income universe, including performing and distressed bank loans, high yield bonds, debtor-in-possession
loans, senior direct lending, mezzanine debt and other junior securities, structured products, credit-based equities and other investments. Bain Capital Credit has invested over $24.0 billion in the Senior Direct Lending Strategy since 1999 (of which approximately $3.1 billion has been invested within the 12-month period ended September 30, 2024) and has an extensive track record as a non-traditional
lender in the middle market. The Senior Direct Lending Strategy is defined as primarily consisting of investments in secured debt in companies with EBITDA of $10.0 million to $150.0 million.
Bain Capital Credit is a wholly-owned subsidiary of Bain Capital, LP, or Bain Capital, and the Advisor is a majority-owned subsidiary of Bain Capital Credit. As a diversified private investment firm, Bain Capital and its affiliates, including Bain Capital Credit and the Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies.
Corporate Information
Our principal executive offices are located at 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, and our telephone number is (617)
516-2000.
We maintain a website at
www.baincapitalbdc.com
. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
This prospectus supplement sets forth certain terms of the common stock that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus. This section outlines the specific legal and financial terms of the common stock. You should read this section together with the more general description of the common stock under the heading “Description of Capital Stock” in the accompanying prospectus and in the “Description of Securities” filed as an exhibit to our most recent Annual Report on Form
10-K
before investing. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus.

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $250,000,000.

Common Stock Outstanding prior to this Offering	64,614,594.23 common stock outstanding as of February 27, 2025.

Manner of Offering	“At the market” offering that may be made from time to time through Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc., as Sales Agents, using commercially reasonable efforts consistent with their respective sales and trading practices. See “Plan of Distribution” in this prospectus supplement for more information.

Use of Proceeds	We intend to use the net proceeds from this offering to invest in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes. We may also use a portion of the net proceeds from this offering to repay amounts outstanding under the Sumitomo Credit Facility. As of December 31, 2024, we had debt outstanding of $442.7 million under the Sumitomo Credit Facility. See “Use of Proceeds” in this prospectus supplement for more information.

New York Stock Exchange Symbol	“BCSF”

Trading at a Discount	Shares of
closed-end
investment companies, including business development companies, frequently trade at a discount to their net asset value. We are not generally able to issue and sell our common stock at a price below our net asset value per share unless we have stockholder approval. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value. See “Risk Factors” in our most recent Annual Report on Form
10-K,
incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Dividend Reinvestment Plan	We adopted a dividend reinvestment plan that provides for the reinvestment of cash dividends and distributions. Stockholders who do not “opt out” of the Company’s dividend reinvestment plan will have their cash dividends and distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends and distributions. See “Dividend Reinvestment Plan” in the accompanying prospectus.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Risk Factors	An investment in our common stock is subject to risks and involves a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” in our most recent Annual Report on Form
10-K,
which is incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider, including the risks of leverage, before investing in our common stock.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. However, we caution you that some of the percentages indicated in the table below are estimates and may vary. Actual costs and expenses incurred by investors in shares of our common stock may be greater than the percentage estimates in the table below. Whenever this prospectus supplement contains a reference to fees or expenses paid by “us” or the “Company,” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	1.50	% (1)
Offering expenses (as a percentage of offering price)	0.28	% (2)
Dividend reinvestment plan expenses	None (3)
Total stockholder transaction expenses (as a percentage of offering price)	—%
Annual expenses (as a percentage of net assets attributable to common stock) (4) :
Management fees	3.12	% (5)
Incentive fees payable under the Investment Advisory Agreement	2.53	% (6)
Interest payments on borrowed funds	6.54	% (7)
Other expenses	1.64	% (8)
Acquired fund fees and expenses	—%
Total annual expenses	13.83	% (9)

(1)
Amount reflects the maximum commission with respect to the shares of our common stock being sold in this offering, which we will pay to the Sales Agents in connection with sales of shares of our common stock effected by the Sales Agents in this offering. There is no guarantee that we will sell any shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

(2)	Amount reflects estimated offering expenses of approximately $0.7 million and assumes we sell $250,000,000 of common stock under the Equity Distribution Agreements.
(3)	The expenses associated with the dividend reinvestment plan are included in “Other expenses.” See “Dividend Reinvestment Plan” in the accompanying prospectus.
(4)	Net assets attributable to common stock equals average net assets for the year ended December 31, 2024.
(5)
Our management fee has been revised to a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%. For purposes of this table, we have assumed that we maintain no cash or cash equivalents. See “Item 1. Business- General—Investment Advisory Agreement; Administration Agreement” in our Annual Report on Form
10-K.

(6)
The incentive fee referenced in the table above is based on actual amounts incurred during the year ended December 31, 2024. The incentive fee consists of two parts, one based on income and the other based on capital gains, that are determined independent of each other, with the result that one component may be payable even if the other is not:

(i)
an incentive fee on net investment income, calculated and payable quarterly in arrears will be determined as follows, subject to the Incentive Fee Cap: (i) no incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount; (ii) 100% of the aggregate pre-incentive
fee net investment income in respect of the

Trailing Twelve Quarters with respect to that portion of such pre-incentive
fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the
“Catch-up
Amount,” determined as the sum of 1.8182% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and (iii) 17.5% of the aggregate pre- incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the
Catch-up
Amount; and

(ii)
an incentive fee on capital gains that will equal 17.5% of our realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. See “Item 1. Business- General - Investment Advisory Agreement; Administration Agreement” in our Annual Report on Form
10-K.

(7)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on our total borrowings as of December 31, 2024. At December 31, 2024, the weighted average effective interest rate for total outstanding debt was 4.96%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(8)
“Other expenses” includes overhead expenses, including payments under the Administration Agreement with our Administrator. Other expenses are based on actual amounts incurred during the year ended December 31, 2024. See “Item 1. Business- General - Investment Advisory Agreement; Administration Agreement” in our Annual Report on Form
10-K.

(9)	Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest.
Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown. These amounts assume (1) a 1.50% sales load (Sales Agents discounts and commissions), (2) offering expenses totaling $0.7 million and (3) total net annual expenses of 11.30% of net assets attributable to common shares as set forth in the table above (other than performance-based incentive fees). Transaction expenses are not included in the following example. For purposes of this table, we have assumed leverage of $1,327.4 million, which was our average leverage for the year ended December 31, 2024.

You would pay the following expenses on a $1,000 investment	1 year	3 years	5 years	10 years
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$113	$318	$498	$858
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$122	$340	$528	$891
While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we achieve sufficient returns on our investments to trigger a quarterly incentive fee on income and/or if we achieve net realized capital gains in excess of 5%, both our returns to our shareholders and our expenses would be higher. In addition, while the example assumes reinvestment of all distributions at NAV, under certain circumstances, reinvestment of distributions under our distribution reinvestment plan may occur at a price per share that differs from NAV. See “Dividend Reinvestment Plan” in the accompanying prospectus for more information.
This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us that relates to this offering of our common stock contain forward-looking statements that involve substantial risks and uncertainties. Such statements are based on current expectations, estimates, projections, opinions and/or beliefs of Bain Capital Credit. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Certain information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in our most recent Annual Report on Form
10-K,
which is incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions may be based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in our most recent Annual Report on Form
10-K,
which is incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Annual Report. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. Under Section 27A(b)(2)(B) of the Securities Act, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

USE OF PROCEEDS
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange or similar securities exchange, sales that constitute a “block trade” or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreements, will not be less than the net asset value per share of our common stock at the time of such sale. If we sell shares of our common stock with an aggregate offering price of $250,000,000, we anticipate that our net proceeds, after deducting Sales Agents’ commissions and estimated expenses payable by us, will be approximately $245,550,000.
We intend to use the net proceeds from this offering to invest in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes. We will also pay operating expenses, including management and administrative fees, and may pay other expenses such as due diligence expenses relating to potential new investments, from the net proceeds of this offering. We may also use a portion of the net proceeds from this offering to repay amounts outstanding under the Sumitomo Credit Facility. As of December 31, 2024, we had debt outstanding of $442.7 million under the Sumitomo Credit Facility.
Interest under the Sumitomo Credit Facility for (i) loans for which we elect the base rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at an “alternate base rate” (which is the greater of zero and the highest of (a) the prime rate as published in the print edition of The Wall Street Journal, Money Rates Section, (b) the federal funds effective rate plus 0.5% and (c) the one-month
Eurocurrency rate plus 1% per annum) plus 0.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, the alternate base rate plus 0.875% per annum; (ii) loans for which we elect the Eurocurrency option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.875% per annum; and (iii) loans for which we elect the risk-free-rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.8693% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.9943% per annum. We pay a used commitment fee of 37.5 basis points (0.375%) on the average daily unused amount of the dollar commitment.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT
Our assets are held by U.S. Bank pursuant to a custody agreement. The principal business address of U.S. Bank is 615 E. Michigan St., Milwaukee, WI 53202.
U.S. Bank serves as our transfer agent and dividend disbursing agent. The principal business address of U.S. Bank is 615 E. Michigan St., Milwaukee, WI 53202.

PLAN OF DISTRIBUTION
Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. are acting as sales agents in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Upon written instructions from us, the Sales Agents will use their commercially reasonable efforts consistent with their respective sales and trading practices to sell, as our Sales Agents, our common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreements. We will instruct the Sales Agents as to the amount of common stock to be sold by them. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreements and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale. We, or the Sales Agents, may suspend the offering of shares of our common stock upon proper notice and subject to other conditions.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange or similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.
The Sales Agents will provide written confirmation of a sale to us no later than the opening of the trading day on the New York Stock Exchange following each trading day in which shares of our common stock are sold under the Equity Distribution Agreements. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Sales Agents, in connection with the sales.
Pursuant to the Equity Distribution Agreements, the Sales Agents will receive a commission from us of up to 1.50% of the gross sales price per share of common stock sold pursuant to the Equity Distribution Agreements. In addition, we have agreed to reimburse the Sales Agents for the fees and disbursements of its counsel, payable upon execution of the Equity Distribution Agreement. We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agents under the terms of the Equity Distribution Agreement, will be approximately $0.7 million. Settlement for sales of shares of common stock will occur on the first trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report, through quarterly reports on Form
10-Q
and annual reports on Form
10-K,
at least quarterly the number of shares of our common stock sold through the Sales Agents under the Equity Distribution Agreements and the net proceeds to us.
In connection with the sale of the common stock on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to an Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Equity Distribution Agreements or (ii) the termination of an Equity Distribution Agreement. An Equity Distribution Agreement may be terminated by us in our sole discretion under the circumstances specified in the Equity Distribution Agreement by giving notice to the Sales Agent. In addition, a Sales Agent may terminate the Equity Distribution Agreement under the circumstances specified in the Equity Distribution Agreement by giving notice to us.

The principal business address of Raymond James & Associates, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716. The principal business address of Keefe, Bruyette & Woods, Inc. is 787 Seventh Avenue, 4th Floor, New York, NY 10019.
Passive Market Making
In connection with this offering, the Sales Agents may engage in passive market making transactions in the common stock on The New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The Sales Agents are not required to engage in passive market making and may end passive market making activities at any time.
New York Stock Exchange Listing
Our common stock is listed on The New York Stock Exchange under the symbol “BCSF.”
Conflict of Interest
Each of the Sales Agents, together with their respective affiliates, is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial
activities and services. The Sales Agents and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of business certain commercial banking, financial advisory, investment banking and other services to us or our affiliates, for which they have received or will be entitled to receive separate fees. In particular, the Sales Agents or their respective affiliates may execute transactions with us or on our behalf, or for any of our portfolio companies, affiliates and/or managed funds. In addition, the Sales Agents or their respective affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to us, our portfolio companies, affiliates, or managed funds.
Certain affiliates of the Sales Agents may be limited partners of private investment funds affiliated with our investment adviser, BCSF Advisors, LP.
The Sales Agents and their respective affiliates may also trade in our securities, securities of our portfolio companies, or other financial instruments related thereto, for their own accounts or for the account of others, and may extend loans or financing directly or through derivative transactions to us, our portfolio companies, or affiliates.
Certain proceeds of this offering may be used to repay outstanding indebtedness under the Sumitomo Credit Facility. Accordingly, certain of the Sales Agents may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Sumitomo Credit Facility. In addition, in the future, the Sales Agents or their affiliates may be lenders under other credit facilities to which we are from time to time party.
We may purchase securities of third parties from the Sales Agents or their respective affiliates. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if—among other things—we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

After the date of this prospectus supplement, the Sales Agents and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the Sales Agents and their respective affiliates in the ordinary course of their business and not in connection with this offering. In addition, the Sales Agents or their respective affiliates may develop analyses or opinions related to us, our portfolio companies, or affiliates, and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our stockholders or any other persons.
In the ordinary course of their business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters regarding the common stock offered by this prospectus supplement will be passed upon for us by Dechert LLP, Washington, D.C. Certain legal matters in connection with the common stock offered hereby will be passed upon for the Sales Agents by Ropes & Gray LLP.
INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K
or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.
This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2024 (to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	Our current reports on Form 8-K, filed with the SEC on February 3, 2025, February 6, 2025 and February 19, 2025; and

•
the description of our common stock referenced in our Registration Statement on Form
8-A
(File
No. 333-276056),
as filed with the SEC on January 22, 2024, including any amendment or report filed for the purpose of updating such description prior to the termination of this offering.

See “Available Information” in this prospectus supplement for information on how to
obtain a copy of these filings.

AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form
N-2
(File
No. 333-265951),
together with all amendments and related exhibits, under the Securities Act, with respect to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and our common stock being offered by this prospectus supplement and the accompanying prospectus.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalspecialtyfinance.com, or by calling us collect at (617)
516-2350.
Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
Units
We are an externally managed specialty finance company focused on lending to middle market companies that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). Our primary focus is capitalizing on opportunities within our Senior Direct Lending strategy, which seeks to provide risk-adjusted returns and current income to our stockholders by investing primarily in middle market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization. We focus on senior investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender. We may also invest in mezzanine debt and other junior securities, including common and preferred equity, and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy.
We are managed by our investment adviser, BCSF Advisors, LP, a subsidiary of Bain Capital Credit, LP (the “Advisor”).
We may offer, from time to time, in one or more offerings, together or separately, an indefinite amount of our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, debt securities, subscription rights representing rights to purchase shares of our common stock or units which we refer to, collectively, as the “securities.” The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “BCSF.” The last reported closing price for our common stock on June 24, 2022 was $13.77 per share. The net asset value (“NAV”) of our common stock as of March 31, 2022 (the last date prior to the date of this prospectus as of which we determined NAV) was $17.22 per share. This prospectus and any accompanying prospectus supplement contain important information you should know before investing in our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read and retain for future reference this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”), which we incorporate by reference herein. See “Incorporation by Reference.” This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalbdc.com, or by calling us collect at (617)
516-2350.
Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.
Shares of
closed-end
investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their NAV per share. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers in this offering.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade. These securities, which may be referred to as “junk bonds,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “
Risk Factors
” beginning on page 18 of this prospectus.
The date of this prospectus is July 1, 2022.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information or to make any representations not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume the information contained in this prospectus is accurate after the date on the front cover of this prospectus. Changes to the information contained in this prospectus may occur after that date, we undertake no obligation to update the information except as required by law.
The references in this prospectus to the SEC’s website are not intended to and do not include or incorporate by reference into this prospectus the information on that website. Similarly, references to our website are not intended to and do not include or incorporate by reference into this prospectus the information on that website.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), we may offer, from time to time, an indefinite amount of our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, debt securities, subscription rights representing rights to purchase shares of our common stock or units on the terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. We may sell our securities through underwriters or dealers,
“at-the-market”
to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “additional information,” “incorporation by reference,” “prospectus summary” and “risk factors” before making an investment decision.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Additional Information.”

ii

PROSPECTUS SUMMARY
This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should read the more detailed information contained in this prospectus carefully, together with any applicable prospectus supplements or free writing prospectuses, especially the information set forth under “Risk Factors” below, “Item 1A. Risk Factors” in our most recent annual report on Form
10-K,
“Part II — Item 1A. Risk Factors” in our most recent quarterly report on Form
10-Q,
in our current reports on Form
8-K,
as well as in any amendments to the foregoing reflected in subsequent SEC filings, and the information set forth under the caption “Additional Information” in this prospectus.
Except as otherwise indicated or where the context suggests otherwise, the terms:

•	“we,” “us,” “our” and the “Company” refer to Bain Capital Specialty Finance, Inc., a Delaware corporation, and its consolidated subsidiaries;

•	“BCSF,” “BCSF Advisors” or “our Advisor” refers to BCSF Advisors, LP, a Delaware limited partnership, our investment adviser and a subsidiary of Bain Capital Credit;

•	“Administrator” or “BCSF Advisors” refers to our Advisor in its capacity as our administrator under an administration agreement between us and our Advisor;

•	“Bain Capital Credit” refers, collectively, to Bain Capital Credit, LP and its affiliated advisers, including our Advisor;

•
“Bain Capital” refers, collectively, to Bain Capital, LP, a Delaware limited partnership, its associated investment funds and their respective affiliates; Bain Capital is a diversified private investment firm of which Bain Capital Credit is a subsidiary;

•	“Affiliate Advisors” refers to Bain Capital and its affiliated advisors, including Bain Capital Credit and our Advisor;

•	“Bain Capital Credit Funds” or “Bain Capital Credit Clients” refers to the funds and accounts managed by Bain Capital Credit; and

•	“Related Funds” refers to the funds and accounts managed by the Affiliate Advisors (including our Advisor’s funds).
Bain Capital Specialty Finance
We are an externally managed specialty finance company focused on lending to middle market companies. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). We are managed by our Advisor, a subsidiary of Bain Capital Credit. We seek to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last-out,
unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds.
On October 6, 2016, we completed an initial closing of capital commitments (the “Initial Closing”) and subsequently commenced substantial investment operations. On November 19, 2018, the Company closed its initial public offering (the “IPO”) issuing 7,500,000 shares of its common stock at a public offering price of $20.25 per share. Shares of common stock of the Company began trading on the New York Stock Exchange under the symbol “BCSF” on November 15, 2018. On June 11, 2020, we announced the results of a subscription rights offering which entitled holders of rights to purchase one new share of common stock for every four rights held at a subscription price of $10.2163 per share. In total, we sold 12,912,453 shares of our common stock for aggregate gross proceeds of approximately $131.9 million in the subscription rights offering. Since we commenced operations on October 13, 2016 through March 31, 2022, we have invested approximately $5.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments.
Investment Strategy
Our primary focus is capitalizing on opportunities within Bain Capital Credit’s Senior Direct Lending Strategy, as defined below, which seeks to provide risk-adjusted returns and current income to investors by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). However, we may, from time to time, invest in larger or smaller companies. We focus on senior investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt). We generally seek to retain effective voting control in respect of the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We may also invest in mezzanine debt and other junior securities, including common and preferred equity and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We may also invest, from time to time, in distressed debt, debtor-in-possession
loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon
securities and defaulted securities. Our debt investments may be at fixed or floating interest rates, and our floating rate investments may utilize one or more reference rates, such as the Secured Overnight Financing Rate (“SOFR”). Our investments are subject to a number of risks. See “
Risk Factors

—

Risks Relating to Our Investments
” from our most recent annual report filed on Form
10-K,
Item 1A “
Risk Factors
” from our most recent quarterly report filed on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein. We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. The companies in which we invest use our capital for a variety of reasons, including to support organic growth, to fund changes of control, to fund acquisitions, to make capital investments and for refinancing and recapitalizations.
Leverage may be utilized to help the Company meet its investment objective. Any such leverage would be expected to increase the total capital available for investment by the Company.
We may invest in debt securities which are either rated below investment grade or not rated by any rating agency but, if they were rated, would be rated below investment grade. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.
Investment Portfolio
As of March 31, 2022, our portfolio on a fair value basis was comprised of 75.6% secured debt investments (70.4% in first lien senior secured loans and 5.2% in second lien senior secured loans), 10.3% in investment vehicles, 1.8% in subordinated debt, 9.5% in equity interests and 2.8% in preferred equity.
As of March 31, 2022, our portfolio was diversified across 29 different industries. The largest industries in our portfolio, based on fair value as of March 31, 2022, were aerospace & defense, business services, and investment vehicles, which represented 13.8%, 11.5%, and 10.3%, respectively, as a percentage of our portfolio at fair value. As of March 31, 2022, the weighted average gross yield of our total portfolio at amortized cost was 7.9%. As of March 31, 2022, no investment in our portfolio on a fair value basis were on non-accrual
status.

Competitive Strengths
A Premier Global Asset Management Platform.
 Bain Capital is one of the world’s leading private alternative asset management firms with approximately $160 billion in assets under management (“AUM”) as of December 31, 2021. Bain Capital Credit has been a leader in investing in global credit for over 22 years and had approximately $57 billion in AUM as of December 31, 2021. Since inception in 1998, Bain Capital Credit has been a consistent investor in the middle market through multiple credit cycles and over this time has developed a global sourcing network, deep industry expertise and a proven track record.
Experienced Management Team.
 We seek to capitalize on the significant experience and expertise of Bain Capital Credit’s investment team, including its dedicated
35-person
Bain Capital Private Credit Group, which is represented across Bain Capital Credit’s offices. The Private Credit Group has been a core component of Bain Capital Credit’s investment strategy since inception and is led by Michael Ewald, who has 26 years of experience with 21 of those years at Bain Capital Credit. As of January 1, 2022, the senior investment professionals in the Private Credit Group had an average of 14 years of overall industry experience and the managing directors of Bain Capital Credit had an average investment experience of over 17 years. We believe the experience of our management team across multiple credit cycles, asset classes and industries provides us with a competitive advantage in sourcing and idea generation, investment diligence & recommendation, credit committee approval and portfolio construction and portfolio & risk management.
Extensive Origination Capabilities and Disciplined, Professional Investment Process.
 Our Advisor originates investments by utilizing the Private Credit Group’s global sourcing capabilities and its extensive contacts and relationships across a broad and deep set of middle market private equity sponsors, banks and financial intermediaries. Our origination and underwriting capabilities are further enhanced by Bain Capital Credit’s Industry Research Teams and Special Situations Group, which include 32 and 98 investment professionals, respectively, each with its own sets of origination contacts and deep sector and specialized investment expertise. Our Advisor utilizes Bain Capital Credit’s rigorous investment due diligence and approval process. Bain Capital Credit’s investment teams take a bottom-up
approach to investing, which incorporates insights of credit committee members and portfolio managers with respect to macroeconomic factors across different geographies, industries and investment securities. Bain Capital Credit’s Industry Research Teams also provide us access to deep experience across a range of industries that we believe is unique to us as a middle market credit investor. We believe this extensive network and disciplined investment process will continue to produce consistent, differentiated deal flow and facilitate our investment process.
Breadth of Platform and Infrastructure.
 We invest across multiple asset classes, benefitting from the breadth of Bain Capital Credit’s platform and the depth and experience of its portfolio management team. Bain Capital Credit’s dedicated Credit Committee, risk and oversight committee and our Advisor provide superior risk management. In addition, we benefit from the financing expertise of Bain Capital Credit’s Structured Products team and have the ability to leverage Bain Capital’s long-standing relationships with various financial institutions to source and structure attractive funding and financing solutions. Lastly, Bain Capital Credit’s platform provides us with strong asset management infrastructure, including access to significant finance, operations, legal, compliance, technology and other support functions resources.
Portfolio of Performing, Predominantly Senior Secured, Floating Rate Loans.
 We have invested approximately $5.3 billion in aggregate principal amount of debt and equity investments through March 31, 2022. As of March 31, 2022, our portfolio was diversified across 29 different industries. The largest industries in our portfolio, based on fair value as of March 31, 2022, were Aerospace & Defense, Services: Business and Investment Vehicles, which represented 13.8%, 11.5%, and 10.3%, respectively, as a percentage of our portfolio at fair value. As of March 31, 2022, the weighted average gross yield of our total portfolio at amortized cost was 7.9%. As of March 31, 2022, no investments in our portfolio on a fair value basis were on non-accrual
status.

Strategic Partnerships.
 We have access to a range of differentiated strategic partnerships given the scope of Bain Capital and the breadth of our network. For example, we have a strategic relationship with Antares Midco Inc. (“Antares”), since 2017, that seeks to identify attractive investment opportunities for the Company and Antares. We believe our ability to form other strategic partnerships will provide increased investment opportunities and enhance portfolio diversification.
Our Investment Advisor and the Administrator
Our Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the supervision of our board of directors (our “Board”), a majority of which is comprised of directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (each such director, an “Independent Director”), BCSF manages our day-to-day
operations and provides us with investment advisory and management services, pursuant to the second amended and restated investment advisory agreement (the “Investment Advisory Agreement”) between us and our Advisor, and certain administrative services, pursuant to an administrative services agreement (the “Administration Agreement”) between us and our Advisor. Our Advisor is a subsidiary of Bain Capital Credit, a multi-asset alternative investment firm which, together with its subsidiaries, had approximately $57 billion in AUM as of December 31, 2021.
Under a resource sharing agreement (the “Resource Sharing Agreement”) between our Advisor and Bain Capital Credit, Bain Capital Credit provides our Advisor with experienced investment professionals (including the members of the Advisor’s Credit Committee) and access to the resources of Bain Capital Credit. These resources and personnel enable our Advisor to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, our Advisor benefits from the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. See “
Management Agreements
” below, “
Risk Factors

—

Risks Relating to Our Business and Structure

—

We are dependent upon key personnel of Bain Capital Credit and our Advisor
” from our most recent annual report filed on Form
10-K,
Item 1A “
Risk Factors
” from our most recent quarterly report filed on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.
Bain Capital Credit has an extensive track record as a lender in the middle market and since being formed over 22 years ago has invested across credit products and the fixed income universe, including performing and distressed bank loans, high yield bonds, debtor-in-possession
loans, senior direct lending, mezzanine debt and other junior securities, structured products, credit-based equities and other investments. Bain Capital Credit is a subsidiary of Bain Capital, a diversified private investment firm. As of December 31, 2021, Bain Capital Credit’s Private Credit Group has invested over $15.9billion in the Senior Direct Lending Strategy since 1999 (of which approximately $1.5 billion has been invested within the
12-month
period ended December 31, 2021). The Senior Direct Lending Strategy is defined as primarily consisting of investments in secured debt in companies with EBITDA of $10.0 million to $150.0 million. Bain Capital and its affiliates, including Bain Capital Credit and our Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies.
The Private Credit Group of Bain Capital Credit is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. Our management team consists of investment and administrative professionals from our Advisor. As of March 31, 2022, the Bain Capital Credit Private Credit Group was comprised of 36 dedicated investment professionals, all of whom spend substantial time focused on us. These professionals are supported by an additional 135 investment professionals in Bain Capital Credit’s Industry Research Teams,

Trading Desk and Special Situations Group Team. Most of these individuals have additional responsibilities other than those relating to us, but generally allocate a portion of their time in support of our business and our investment objective and providing us access to deep experience across a range of industries that we believe is unique to us as a middle market credit investor. In addition, Bain Capital Credit believes that it has superior support personnel, including expert teams in risk management, legal, accounting, tax, information technology, business continuity and compliance, among others. We benefit from the support provided by these personnel to our operations.
Our investments require approval from at least the Private Credit Investment Committee, which includes three managing directors in the Private Credit Group: Michael Ewald, Michael Boyle, and Carolyn Hastings. Depending on certain thresholds, approval may also be required from Bain Capital Credit’s Credit Committee, which includes Michael Ewald, Carolyn Hastings and additional senior Managing Directors across other Bain Capital Credit disciplines. See “
Management

—

Biographical Information
” for a description of the experience of each member of the Private Credit Investment Committee and Bain Capital Credit’s Credit Committee who are not executive officers of the Company. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity. The extensive and varied experience of the investment professionals serving on Bain Capital Credit’s Credit Committee includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. This diverse skill set provides a broad range of applicable perspectives in the evaluation of each investment opportunity.
Corporate Structure
We were formed as an externally managed,
closed-end,
non-diversified
management investment company on October 5, 2015 and commenced operations on October 13, 2016.
Operating and Regulatory Structure
We have elected to be regulated as a BDC under the 1940 Act. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers),
principal underwriters and affiliates of those affiliates or underwriters. The 1940 Act also requires that a majority of the directors on the Board be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless such change is approved by a majority of our outstanding voting securities.
As a BDC, we are generally prohibited from acquiring assets other than qualifying assets, unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the 1940 Act, “eligible portfolio companies” include (1) private U.S. operating companies, (2) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange and the Nasdaq Stock Market) or registered under the Exchange Act, and (3) public U.S. operating companies having a market capitalization of less than $250.0 million. Public U.S. operating companies whose securities are quoted on the over-the-counter
bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.
We also have elected to be treated, and intend to operate in a manner so as to continuously qualify, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), commencing concurrently with our election to be treated as a BDC. A BDC that has elected to be a

RIC generally does not incur any U.S. federal income tax so long as the BDC continuously maintains its BDC election in accordance with the 1940 Act, at least 90% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its stockholders on a timely basis. See “
Material U.S. Federal Income Tax Considerations
.”
Distributions
We intend to make quarterly distributions to our stockholders out of assets legally available for distribution. Our distributions, if any, will be determined by our Board. On May 5, 2022, we announced a dividend in an aggregate amount of $0.34 per share payable to stockholders of record as of June 30, 2022. All future distributions will be subject to lawfully available funds therefor, and we can offer no assurance that we will be able to declare such distributions in future periods.
We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to defer distribution of taxable income for distribution in the following year and pay any applicable U.S. federal excise tax. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. See “
Distributions
.”
Dividend Reinvestment Plan
We have adopted a dividend reinvestment plan (“DRIP”) for our stockholders, which is an “opt out” DRIP. Under this plan, if we declare a cash distribution, our stockholders who have not elected to “opt out” of our DRIP will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. If a stockholder elects to “opt out,” that stockholder will receive cash distributions. Stockholders who receive distributions in the form of shares of common stock generally are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash and, for this purpose, stockholders receiving distributions in the form of stock will generally be treated as receiving distributions equal to the fair market value of the stock received through the plan. However, since their cash distributions will be reinvested, those stockholders will not receive cash with which to pay any applicable taxes on reinvested distributions. See “
Dividend Reinvestment Plan
.”
Fees and Expenses
We pay our Advisor a fee for its services under the Investment Advisory Agreement. The fee consists of two components: a base management fee and an incentive fee. Prior to February 1, 2019, the base management fee was payable quarterly in arrears and was calculated at an annual rate of 1.5% of our gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. Effective February 1, 2019, the base management fee has been revised to a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%. The amount of gross assets will be based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee is comprised of the following two parts:

•
An incentive fee on net investment income, which we refer to as the incentive fee on income. The incentive fee on income is calculated and payable quarterly in arrears based on the aggregate pre-incentive
fee net investment income in respect of the current calendar quarter and the eleven preceding calendar quarters beginning with the calendar quarter that commenced on January 1, 2019 (or the appropriate portion thereof in the case of any of the Company’s first eleven calendar quarters that commence on or after January 1, 2019) (in either case, the “Trailing Twelve Quarters”).
Pre-incentive
fee net investment income in respect of the relevant Trailing Twelve Quarters will be compared to a “Hurdle Amount” equal to the product of (i) the hurdle rate of 1.5% per quarter (6% annualized) and (ii) the sum of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The quarterly incentive fee based on income shall be calculated, subject to the Incentive Fee Cap (as defined below), based on the amount by which (A) aggregate pre-incentive
fee net investment income in respect of the relevant Trailing Twelve Quarters exceeds (B) the Hurdle Amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.” The incentive fee based on income for each calendar quarter will be determined as follows:

•	No incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount;

•
100% of the aggregate
pre-incentive
fee net investment income in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive
fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the
“Catch-up
Amount,” determined as the sum of 1.8182% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and

•	17.5% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-up Amount.
The Incentive Fee Cap in respect of any calendar quarter is an amount equal to 17.5% of the Cumulative Net Return (as defined herein) during the relevant Trailing Twelve Quarters less the aggregate incentive fees based on income that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. In the event the Incentive Fee Cap is less than the amount of incentive fee based on income that would otherwise be payable, the amount of incentive fee based on income shall be reduced to an amount equal to the Incentive Fee Cap.

•
An incentive fee on capital gains is calculated and payable in arrears as of the end of each fiscal year equal to 17.5% of our realized capital gains as of the end of the fiscal year if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

See “Fees and Expenses” and “Management Agreements — Investment Advisory Agreement and Administration Agreement.”
Use of Leverage
From time to time, we may borrow funds, including under our credit facilities, or issue debt securities or preferred securities to make additional investments or for other purposes. This is known as “leverage” and could increase or decrease returns to our stockholders. The use of borrowed funds or the proceeds of preferred stock offerings to make investments has specific benefits and risks, and all of the costs of borrowing funds or issuing preferred stock are borne by our stockholders. As a BDC, with certain limited exceptions, we may only borrow amounts such that our asset coverage ratio, as defined in the 1940 Act, is in compliance with the ratio for BDCs set forth in the 1940 Act. On November 28, 2018, the Board approved the reduction of the Company’s asset coverage requirements to 150% and recommended the stockholders to vote in favor of the proposal at the special stockholder meeting on February 1, 2019. On February 1, 2019, the Company’s stockholders approved the application of the reduced asset coverage. Accordingly, effective February 2, 2019, the Company is permitted to borrow amounts such that its asset coverage ratio is at least 150% after such borrowing (if certain requirements are met), rather than 200%, as previously required.
Concurrent with this change, effective February 1, 2019, the base management fee was revised to have a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%.
The amount of leverage that we employ will depend on the assessment of our Advisor regarding market conditions and other factors at the time of any proposed borrowing or issuance. See “Senior Securities.”
On September 28, 2018, (the
“2018-1
Closing Date”), the Company, through BCC Middle Market CLO
2018-1
LLC (the
“2018-1
Issuer”), a Delaware limited liability company and a subsidiary of the Company, completed its $451.2 million term debt securitization (the “CLO Transaction”). The notes issued in connection with the CLO Transaction (the
“2018-1
Notes”) are secured by a diversified portfolio of the
2018-1
Issuer consisting primarily of middle market loans, the majority of which are senior secured loans (the
“2018-1
Portfolio”). At the
2018-1
Closing Date, the
2018-1
Portfolio was comprised of assets transferred from the Company and its consolidated subsidiaries. All transfers were eliminated in consolidation and there were no realized gains or losses recognized in the CLO Transaction.
On August 28, 2019, the Company, through BCC Middle Market CLO
2019-1
LLC (the
“2019-1
Issuer”), a Cayman Islands limited liability company and a wholly-owned and consolidated subsidiary of the Company, and BCC Middle Market CLO
2019-1
Co-Issuer,
LLC (the
“Co-Issuer”
and, together with the Issuer, the
“Co-Issuers”),
a Delaware limited liability company, completed its $501.0 million term debt securitization (the
“2019-1
CLO Transaction”). The notes issued in connection with the
2019-1
CLO Transaction (the
“2019-1
Notes”) are secured by a diversified portfolio of the
Co-Issuers
consisting primarily of middle market loans, the majority of which are senior secured loans (the
“2019-1
Portfolio”). The
Co-Issuers
also issued
Class A-1L
Loans (the “Loans” and, together with the
2019-1
Notes, the
“2019-1
Debt”). The Loans are also secured by the
2019-1
Portfolio. At the
2019-1
closing date, the
2019-1
Portfolio was comprised of assets transferred from the Company and its consolidated subsidiaries. All transfers were eliminated in consolidation and there were no realized gains or losses recognized in the
2019-1
CLO Transaction.
On November 30, 2021, the
Co-Issuers
refinanced the
2019-1
CLO Transaction through a private placement of $410 million of senior secured and senior deferrable notes consisting of: (i) $282.5 million of
Class A-1-R
Senior Secured Floating Rate Notes, which currently bear interest at the applicable reference rate plus 1.50% per annum; (ii) $55 million of
Class A-2-R
Senior Secured Floating Rate Notes, which bear interest at the applicable reference rate plus 2.00% per annum; (iii) $47.5 million of
Class B-R
Senior Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 2.60% per annum; and (iv) $25.0 million of
Class C-R
Senior Deferrable Floating Rate Notes, which bear interest at the applicable reference rate plus 3.75% per annum (collectively, the
“2019-1
CLO Reset Notes”). The
2019-1
CLO Reset Notes are scheduled to mature on October 15, 2033 and the reinvestment period ends October 15, 2025. The Company retained $32.5 million of the
Class B-R
Notes and $25.0 million of the
Class C-R
Notes.

On March 27, 2020, the Company entered into an unsecured revolving loan agreement (the “Revolving Advisor Loan”) with the Advisor. The Revolving Advisor Loan has a maximum credit limit of $50.0 million and a maturity date of March 27, 2023. The Revolving Advisor Loan accrues interest at the Applicable Federal Rate from the date of such loan until the loan is repaid in full. As of March 31, 2022, there were no borrowings under the Revolving Advisor Loan.
On June 10, 2020, the Company entered into a Master Note Purchase Agreement with institutional investors listed on the Purchaser Schedule thereto (the “Note Purchase Agreement”), in connection with the Company’s issuance of $150.0 million aggregate principal amount of its 8.50% senior unsecured notes due 2023 (the “ 2023 Notes”). The sale of the 2023 Notes generated net proceeds of approximately $146.4 million, including an offering discount of $1.5 million and debt issuance costs in connection with the transaction, including fees and commissions, of $2.1 million.
The 2023 Notes will mature on June 10, 2023 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Note Purchase Agreement. The 2023 Notes will bear interest at a rate of 8.50% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020. As of March 31, 2022, the Company was in compliance with the terms of the Note Purchase Agreement governing the 2023 Notes.
On July 16, 2021 the Company repurchased $37.5 million of the 2023 Notes at a total cost of $39.5 million. This resulted in a realized loss on the extinguishment of debt of $2.5 million, which included a premium paid of $2.0 million and acceleration of unamortized debt issuance costs and original issue discount of $0.5 million.
On March 10, 2021, the “Company and U.S. Bank National Association (the “Trustee”), entered into an Indenture (the “Base Indenture”) and First Supplemental Indenture (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The First Supplemental Indenture relates to the Company’s issuance of $300.0 million aggregate principal amount of its 2.950% notes due 2026 (the “March 2026 Notes”).
The March 2026 Notes will mature on March 10, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The March 2026 Notes bear interest at a rate of 2.950% per year payable semi-annually on March 10th and September 10th of each year, commencing on September 10, 2021. The March 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The net proceeds to the Company from the March 2026 Notes were $294.3 million, after deducting the underwriting discounts and commissions of $4.4 million payable by the Company and offering expenses of $1.3 million payable by the Company.
On October 13, 2021, the Company and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture between the Company and the Trustee. The Second Supplemental Indenture relates to the Company’s issuance of $300.0 million aggregate principal amount of its 2.550% notes due 2026 (the “October 2026 Notes,” and together with the March 2026 Notes, the “2026 Notes”).
The October 2026 Notes will mature on October 13, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The October 2026 Notes bear interest at a rate of 2.550% per year payable semi-annually on April 13 and October 13 of each year, commencing on April 13, 2022. The October 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the October 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The net proceeds to the Company from the October 2026 Notes were $293.1 million, after deducting the underwriting discounts and commissions of $6.2 million payable by the Company and estimated offering expenses of $0.7 million payable by the Company.
On December 24, 2021, the Company entered into a senior secured revolving credit agreement (the “Sumitomo Credit Agreement” or the “Sumitomo Credit Facility”) as Borrower, with Sumitomo Mitsui Banking Corporation, as Administrative Agent and Sole Book Runner, and with Sumitomo Mitsui Banking Corporation and MUFG Union Bank, N.A., as Joint Lead Arrangers.
The facility amount under the Sumitomo Credit Agreement is $300.0 million with an accordion provision to permit increases to the total facility amount up to $1.0 billion. Proceeds of the loans under the Sumitomo Credit Agreement may be used for general corporate purposes of the Company, including, without limitation, repaying outstanding indebtedness, making distributions, contributions and investments, and acquisition and funding, and such other uses as permitted under the Sumitomo Credit Agreement. The maturity date is December 24, 2026.
Interest under the Sumitomo Credit Agreement for (i) loans for which the Company elects the base rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at an “alternate base rate” (which is the greater of zero and the highest of (a) the prime rate as published in the print edition of The Wall Street Journal, Money Rates Section, (b) the federal funds effective rate plus 0.5% and (c) the one-month
Eurocurrency rate plus 1% per annum) plus 0.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, the alternate base rate plus 0.875% per annum; (ii) loans for which the Company elects the Eurocurrency option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.75% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.875% per annum; and (iii) loans for which the Company elects the risk-free-rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.8693% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to risk-free-rate plus 1.9943% per annum. The Company pays a used commitment fee of 37.5 basis points (0.375%) on the average daily unused amount of the dollar commitment. The Sumitomo Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.
For more information on our debt, see “
Management’s Discussion and Analysis of Financial Condition and Results of Operations

—

Financial Condition, Liquidity and Capital Resources
” from our most recent annual report filed on Form
10-K
and our most recent quarterly report filed on Form
10-Q,
as well as any amendments reflected in subsequent filings with the SEC, all incorporated by reference herein.
Recent Developments
In late 2019 and early 2020, a novel coronavirus
(SARS-CoV-2)
and related respiratory disease
(“COVID-19”)
emerged in China and spread rapidly to across the world, including to the U.S. This outbreak has led and for an unknown period of time will continue to lead to disruptions in local, regional, national and global markets and economies affected thereby. The extent to which the
COVID-19
pandemic will adversely impact the Company’s business, financial condition, liquidity and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of this outbreak, and any future outbreaks.
It is clear that these types of events are negatively impacting and will, for at least some time, continue to negatively impact the Company and portfolio companies and in many instances the impact will be profound. For example, smaller and middle market companies in which we may invest are being significantly impacted by these emerging events and the uncertainty caused by these events. With respect to loans to such companies, the Company will be impacted if, among other things, (i) amendments and waivers are granted (or are required to be granted) to borrowers permitting deferral of loan payments or allowing for payment-in-kind
(“PIK”) interest payments, (ii) borrowers default on their loans, are unable to refinance their loans at maturity, or go out of business permanently, and/or (iii) the value of loans held by the Company decreases as a result of such events and the uncertainty they cause. Such emerging events, to the extent experienced, will cause the Company to suffer a loss on its investments or interest thereon. The Company will also be negatively affected if the operations and effectiveness of the Advisor or a portfolio company (or any of the key personnel or service providers of the foregoing) is compromised or if necessary or beneficial systems and processes are disrupted as a result of stay-at-home
orders or other related interruptions to regular business operations.
With respect to the Company’s investments, we have taken incremental steps in actively overseeing all of our individual portfolio companies. These measures include, among other things, (i) frequent communication with our portfolio company management teams and related private equity sponsors to understand the expected financial performance impact of the
COVID-19
pandemic;
(ii) re-underwriting
our portfolio companies to understand the impact if the current economic environment persists; and (iii) the creation of an internal working group focused on understanding the potential financial needs of our portfolio companies and engaging with these companies and their private equity sponsors, as needed. The effects of the
COVID-19
pandemic on economic and market conditions have increased the Company’s demands to provide capital to its existing portfolio companies. During the month of March 2020, we received unprecedented draw requests on revolving credit and delayed draw facilities we provided to our portfolio companies as many of them sought to husband excess cash as a defensive measure in these uncertain times. All of those draws were met in a timely fashion and we maintain adequate cash and additional borrowing capacity in reserve to meet any further such draw requests.
As of March 31, 2022, the Company was in compliance with its asset coverage requirements under the 1940 Act. In addition, the Company was in compliance with all financial covenants within its credit facilities as of March 31, 2022. However, any continued increase in realized or unrealized depreciation of our investment portfolio or further significant reductions in our net asset value as a result of the effects of the
COVID-19
pandemic or otherwise increase the risk of breaching the relevant covenants and requirements. Any breach of these requirements may adversely affect the Company’s access to sufficient debt and equity capital. The effects of the
COVID-19
pandemic may also cause the Company to limit distributions.
Below are characteristics of the Company’s investment portfolio as of March 31, 2022:

•
First Lien Senior Secured Loans
: Approximately 70.4% of the Company’s total investment portfolio at fair value was invested in first lien debt; the remaining 29.6% of the investment portfolio was invested in 5.2% in senior secured debt, 10.3% in investment vehicles, 1.8% in subordinated debt, 9.5% in equity interests and 2.8% in preferred equity;

•
Diversified Portfolio Across Defensive, Less-Cyclical Industries
: Highly diversified portfolio of investments consisting of 115 individual companies across 29 industries; aerospace & defense (13.8%), business services (11.5%) and investment vehicles (10.3%) represent the three largest sector allocations in the portfolio; Strong Loan Documentation and Control Rights: 94% of our debt investments have financial covenants, and we exert effective voting control in 88% of the debt investments in the portfolio; and

•
Middle-Market Sized Companies Backed By Private Equity Sponsors
: The median EBITDA of the portfolio companies within our investment portfolio was $43.4 million (reported as of March 31, 2022), the median leverage was 5.5x and 94% of our portfolio companies are backed by experienced private equity firms.

The Company’s current liability structure is generally financed with long duration, floating rate debt with tiered maturity schedules generally ranging from 2023 to 2033 that mitigate refinancing risk. Below is a debt maturity schedule of the Company’s current outstanding and committed liabilities as of March 31, 2022:

As of March 31, 2022, we had cash and cash equivalents of $80.8 million. Total principal debt outstanding as of March 31, 2022 was $1.1 billion and undrawn capacity totaled $311.0 million as of March 31, 2022. This reflected total available capital (cash and undrawn capacity) to $391.8 million. As of March 31, 2022, we had $235.1 million of undrawn investment commitments, up from $234.0 million as of December 31, 2021. Our ending debt-to-equity
and
debt-to-equity
(net of cash) ratios as of March 31, 2022 were 0.99x and 0.89x, respectively, as compared with 1.30x and 1.12x as of December 31, 2021. We were in compliance with all financial covenants under our debt obligations as of March 31, 2022.
Second Quarter 2022 Dividend
On May 5, 2022, we announced a dividend in an aggregate amount of $0.34 per share payable to shareholders of record as of June 30, 2022.
Trading at a Discount
Shares of
closed-end
investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their NAV. We are not generally able to issue and sell our common stock at a price below our NAV per share unless, among other things, we receive the requisite stockholder approval for such a sale. The risk that our shares may trade at a discount to our NAV is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below NAV. See “
Risk Factors
—
Risks Relating to Our Common Stock
—
We cannot assure you that a market for shares of our common stock will be maintained or the market price of our shares will trade close to NAV
” from our most recent annual report filed on Form
10-K,
Item 1A “
Risk Factors
” from our most recent quarterly report filed on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.

Conflicts of Interest, Exemptive Relief and Allocation of Opportunities
As a diversified private investment firm, Bain Capital and its affiliates, including Bain Capital Credit and our Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies. Bain Capital currently has a number of Affiliate Advisors, each of which focuses primarily on a different investment strategy, although such investment strategies overlap from time to time. The conflicts of interest that we may encounter include those discussed below and elsewhere throughout this prospectus. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.
In the ordinary course of conducting our activities, our interests and the interests of our stockholders may conflict with the interests of our Advisor, Bain Capital Credit Funds, Related Funds or their respective affiliates. There are numerous potential and actual conflicts of interest among us, the Bain Capital Credit Funds, the Affiliate Advisors, and the Related Funds. For example, our Advisor is entitled to a management and incentive fee under the terms of the Investment Advisory Agreement. The existence of the incentive fee may create an incentive for our Advisor to cause us to make more speculative investments than we would otherwise make in the absence of performance-based compensation.
Bain Capital Credit and its Affiliate Advisors manage a number of pooled investment vehicles that may desire to invest in the same investment opportunities. Bain Capital Credit and its Affiliate Advisors have adopted written allocation policies that seek to allocate investment opportunities among investment vehicles fairly and equitably over time. We may invest alongside the Bain Capital Credit Funds and/or Related Funds in certain circumstances where doing so is consistent with our investment strategy, as well as applicable law and SEC staff interpretations. We believe that co-investment
by us and such Bain Capital Credit Funds and/or Related Funds affords us additional investment opportunities and an ability to achieve greater asset diversification. We, our Advisor and Bain Capital Credit have been granted an exemptive relief order by the SEC which permits us greater flexibility to negotiate the terms of co-investments
if our Board determines that it would be advantageous for us to co-invest
with other Bain Capital Credit Funds and/or Related Funds in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Specifically, our exemptive relief order permits us to invest with other Bain Capital Credit Funds and/or Related Funds in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. This exemptive order permitting co-investment
transactions generally applies only if the Independent Directors and Directors who have no financial interest in such transaction review and approve in advance each co-investment
transaction. The exemptive order also imposes other conditions with which we must comply in order to engage in certain co-investment
transactions.
In addition, it is expected that most or all of the Bain Capital Credit officers and employees responsible for managing us will have responsibilities with respect to other funds or accounts managed by Bain Capital Credit, including funds and accounts that may be raised in the future. Such officers and employees will spend substantial time monitoring the investments of Bain Capital Credit Funds. Conflicts of interest may arise in allocating time, services or functions of these officers and employees. The Affiliate Advisors have existing and potential advisory and other relationships with a significant number of portfolio companies and other clients, and have in the past and may in the future provide financing, services, advice or otherwise deal with third parties whose interests conflict with the interests of a company in which a Bain Capital Credit Client, including us, has invested, such as competitors, suppliers or customers of a company in which the Bain Capital Credit Client has invested. On occasion, an Affiliate Advisor will recommend or cause such a third party to take actions that are adverse to a Bain Capital Credit Client or companies in which it has invested. Moreover, our Advisor, Bain Capital Credit and Bain Capital sponsor and manage various investment vehicles, and may form new investment vehicles in the future, that may compete with us for investment opportunities. Bain Capital Credit Funds and/or Related Funds may make certain investments that are appropriate for us and, as a result, we may receive a smaller allocation of any such investment or no allocation at all.

For more information on allocation of opportunities and our perceived and actual conflicts of interest, see “
Related Party Transactions and Certain Relationships
” below for information relating to our related party transactions.
Summary Risk Factors

•	We currently are operating in a period of capital markets disruption, significant volatility and economic uncertainty.

•
Price declines and illiquidity in the corporate debt markets, as well as macro market events affecting us or our portfolio companies, may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.

•	We may be unable to meet our investment objective or investment strategy.

•	We depend upon key personnel of Bain Capital Credit and our Advisor.

•	We depend on strong referral relationships to provide us with potential investment opportunities.

•	We may not replicate the historical results achieved by Bain Capital Credit, by our Advisor or by its affiliates.

•	There are significant actual or potential conflicts of interest that could affect our investment returns.

•	We may need to raise additional capital and existing stockholders may be diluted by any such capital raise.

•
Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in the Company. The risks of investment in a highly leverage fund include volatility and possible distribution restrictions.

•	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

•	Our Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

•
Our Advisor and/or Administrator can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

•
We and our Advisor are subject to regulations and SEC oversight, including limits on issuance of debt. If we or they fail to comply with applicable requirements, it may adversely impact our results relative to companies that are not subject to such regulations.

•	The lack of liquidity in our investments may adversely affect our business.

•	We may invest in high yield debt, or junk bonds, which has greater credit and liquidity risk than more highly rated debt obligations.

•	Our portfolio companies may default or may need to restructure their obligations.

•	Our investments may be concentrated in a limited number of portfolio companies and industries.

•	We will be subject to corporate-level income tax if we are unable to qualify as a RIC or do not distribute all of our taxable income.

•	Investing in our common stock involves an above average degree of risk.

•	The outbreak of COVID-19 has caused, and for an unknown period of time, will continue to cause, disruptions in global debt and equity markets and economies in regions in which we operate.

•	The consequences of the conflict between Russia and Ukraine, including international sanctions, may have a negative impact on inflation and increase disruption to supply chains;

•	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

•
See “Item 1A.
Risk Factors
” from our most recent annual report filed on Form
10-K,
“
Part
 II

— Item
 1A. Risk Factors
” from our most recent quarterly report on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein, and information included elsewhere in this prospectus, for a description of these and other risks and uncertainties.

Custodian, transfer agent and dividend disbursing agent
U.S. Bank National Association (“U.S. Bank”) serves as our custodian, transfer agent and dividend disbursing agent. See “
Custodian and Transfer and Dividend Disbursing Agent
.”
Company Information
Our principal executive offices are located at 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, and our telephone number is (617)
516-2000.
We have filed with the SEC a registration statement on Form
N-2
under the Securities Act of which this prospectus is a part, which contains additional information about us and the shares of our common stock being offered by this prospectus. We file annual, quarterly and current reports, proxy statements and other information meeting the information requirements of the Exchange Act with the SEC. This information is available on the SEC’s website at http://www.sec.gov.
We maintain a website at http://www.baincapitalbdc.com and intend to make all of our periodic and current reports, proxy statements and certain other information available, free of charge, on or through our website. The information on our website is not incorporated by reference in this prospectus. You may also obtain such information by contacting us, in writing at: Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, and by telephone (collect) at (617)
516-2000.

FEES AND EXPENSES
The following table is intended to assist you in understanding the fees and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, our stockholders will indirectly bear such fees or expenses as our investors.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	(1)
Offering expenses	—	(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock): (4)
Base management fee	3.19	% (5)
Incentive fees payable under the Investment Advisory Agreement	1.19	% (6)
Interest payments on borrowed funds	2.88	% (7)
Other expenses	0.71	% (8)
Acquired fund fees and expenses	—	% (9)
Total annual expenses	7.98%

(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)
The related prospectus supplement will disclose the amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price that will supersede the information included herein.

(3)	The expenses of the DRIP are included in “other expenses” in the table below. For additional information, see “ Dividend Reinvestment Plan .”
(4)	Net assets attributable to common stock equals net assets as of March 31, 2022.
(5)
Our management fee has been revised to a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio down to 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company’s gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will apply to any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%. For purposes of this table, we have assumed that we maintain no cash or cash equivalents. See “
Management Agreements

—

Investment Advisory Agreement and Administration Agreement
.”

(6)
The incentive fee referenced in the table above is based on actual amounts incurred during the three months ended March 31, 2022. The incentive fee consists of two parts, one based on income and the other based on capital gains, that are determined independent of each other, with the result that one component may be payable even if the other is not:

(i)
an incentive fee on net investment income, calculated and payable quarterly in arrears will be determined as follows, subject to the Incentive Fee Cap: (i) no incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount; (ii) 100% of the aggregate pre-incentive
fee net investment income in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive
fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the
“Catch-up
Amount,” determined as the sum of 1.8182% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and (iii) 17.5% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-up Amount; and
(ii)
an incentive fee on capital gains that will equal 17.5% of our realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. See “
Management Agreements

—

Investment Advisory Agreement and Administration Agreement
.”

(7)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on our total borrowings as of March 31, 2022. At March 31, 2022, the weighted average effective interest rate for total outstanding debt was 2.9%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act. See “
Description of Capital Stock

—

Capital Stock

—

Preferred Stock
.”

(8)
“Other expenses” includes overhead expenses, including payments under the Administration Agreement with our Administrator. Other expenses are based on actual amounts incurred during the three months ended March 31, 2022. See “
Management Agreements

—

Investment Advisory Agreement and Administration Agreement
.”

(9)	Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest.
Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the incentive fee based on capital gains) (1)	$68	$200	$327	$627
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains) (2)	$77	$224	$363	$681

(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)
Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the Investment Advisory Agreement and therefore subject to the incentive fee based on capital gains. Because our investment strategy involves investments that generate primarily current income, we believe that a 5% annual return resulting entirely from net realized capital gains is unlikely.

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under our Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. The example assumes inclusion reinvestment of all distributions at NAV. In addition, while the example assumes reinvestment of all dividends and distributions at NAV, under certain circumstances, reinvestment of dividends and other distributions under our DRIP may occur at a price per share that differs from NAV. See “
Dividend Reinvestment Plan
” for additional information regarding our DRIP.
This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

RISK FACTORS
Investing in our securities involves certain risks. There can be no assurance that our investment objectives will be achieved or that an investor will receive a return of its capital. In addition, there will be occasions when our Advisor and its affiliates may encounter potential conflicts of interest in connection with us. You should carefully consider these risks and uncertainties in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and the risk factors discussed in our most recent annual report on Form
10-K,
our most recent quarterly report filed on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein, together with all of the other information contained or incorporated by reference into this prospectus, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. If any of these risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV and the price per share of our common stock could decline or the value of our preferred stock, warrants, subscription rights, debt securities or units may decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this prospectus, and any applicable prospectus supplement or free writing prospectus, regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. In particular, there are forward-looking statements under “
Prospectus Summary

—

Bain Capital Specialty Finance
,” “
Business
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations.
” There may be events in the future, however, that we are not able to predict accurately or control. The factors listed under “
Risk Factors
,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operation and financial position.
The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies including as to the impact of COVID-19 on our portfolio companies;

•	the consequences of the conflict between Russia and Ukraine, including international sanctions, and related negative impact on inflation and increase disruption to supply chains

•
changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including changes from the impact of the current
COVID-19
pandemic and sharp declines in energy prices;

•
currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	the ability of our Advisor to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Advisor and its affiliates to attract and retain highly talented professionals;

•	risk associated with possible disruptions in our operations or the economy generally;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of our portfolio companies to achieve their objectives, including as a result of the current COVID-19 pandemic;

•	changes in laws, policies or regulations (including the interpretation thereof) affecting our operations or the operations of our portfolio companies;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	our ability to recover unrealized losses;

•	market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•	competition with other entities and our affiliates for investment opportunities;

•	our ability to continue to effectively manage our business due to the disruptions caused by the current COVID-19 pandemic;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	our ability to maintain our qualification as a BDC and as a RIC;

•	the use of borrowed money to finance a portion of our investments and how much money we may borrow;

•	the adequacy of our financing sources and working capital;

•	the speculative and illiquid nature of our investments;

•	the timing, form and amount of any dividend distribution;

•	actual or potential conflicts of interest with our Advisor and its affiliates;

•	general price and volume fluctuations in the stock market;

•	the costs associated with being a publicly traded company;

•	our contractual arrangements and relationships with third parties; and

•	the risks, uncertainties and other factors we identify under “ Risk Factors ” and elsewhere in this prospectus.
Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including our annual reports on Form
10-K,
registration statements on Form
N-2,
quarterly reports on Form
10-Q,
current reports on Form
8-K
and definitive proxy statements on Schedule 14A. Under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus or in the periodic reports we file under the Exchange Act.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate or strategic purposes, including making investments in portfolio companies, in accordance with our investment objective and strategies, or repaying outstanding indebtedness.
We anticipate that we will use substantially all of the net proceeds of an offering of securities for the above purposes within approximately six months after the completion of this offering, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you that we will achieve our targeted investment pace. During this period, we may use the net proceeds from our offering to reduce then-outstanding indebtedness or to invest such proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment. We expect to earn yields on such investments, if any, that are lower than the interest income that we anticipate receiving in respect of investments in non-
temporary investments. As a result, any distributions we make during this investment period may be lower than the distributions that we would expect to pay when such proceeds are fully invested in non-temporary
investments.
The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

DISTRIBUTIONS
To the extent that we have income available, we intend to distribute quarterly distributions to our stockholders. Our quarterly distributions, if any, will be determined by the Board. On May 5, 2022, we announced a dividend in an aggregate amount of $0.34 per share payable to shareholders of record as of June 30, 2022. Any distributions to our stockholders will be declared out of assets legally available for distribution.
We have elected to be treated, and intend to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. To obtain and maintain our RIC tax status, we must distribute at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short-term taxable gains) to our stockholders in respect of each taxable year, as well as satisfy other applicable requirements under the Code. In addition, we generally will be subject to a nondeductible U.S. federal excise tax equal to 4% of

•	98% of our net ordinary income, taking into account certain deferrals and elections, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the one-year period ending on October 31 of such calendar year; and

•	the sum of any net ordinary income and capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax.
For these excise tax purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. Depending on the level of taxable income earned in a calendar year, we may choose to carry forward taxable income for distribution in the following calendar year, and pay any applicable U.S. federal excise tax. We cannot assure you that we will achieve results that will permit the payment of any dividends. See “Risk Factors — Risks Relating to Our Investments” from our most recent annual report filed on Form
10-K,
Item 1A “Risk Factors” from our most recent quarterly report filed on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, all incorporated by reference herein.
We currently intend to distribute net capital gains (
i.e
., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment, incur a corporate-level tax on such capital gains, and elect to treat such capital gains as deemed distributions to you. If this happens, stockholders will be treated for U.S. federal income tax purposes as if stockholders had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in the Company. In this situation, stockholders would be eligible to claim a tax credit equal to their allocable share of the tax we paid on the capital gains deemed distributed to our stockholders.
We cannot offer assurance that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we will be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings. Business disruption and financial distress experienced by our portfolio companies is likely to reduce, over time, the amount of interest and dividend income that we receive from our investments and may require us to contribute additional capital to such companies in the form of follow-on
investments. We may need to restructure the capitalization of some portfolio companies, which could result in reduced interest payments or permanent impairments on our investments. Any such decrease in our net investment income would increase the percentage of our cash flows dedicated to debt service and distribution payments to stockholders. If these amounts become unsustainable, we may be required to reduce the amount of our distributions to stockholders.

Unless you elect to receive your distributions in cash, we intend to make such distributions in additional shares of our common stock under our DRIP. Distributions paid in the form of additional shares of our common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions and, for this purpose, investors receiving distributions in the form of stock will generally be treated as receiving distributions equal to the fair market value of the stock received through the plan; however, investors participating in our DRIP will not receive any corresponding cash with which to pay any such applicable taxes. If you hold shares of our common stock through a broker or financial intermediary, you may elect to receive distributions in cash by notifying your broker or financial intermediary of your election to receive distributions in cash in lieu of shares of our common stock. Any distributions reinvested through the issuance of shares through our DRIP will increase our assets on which the management fee and the incentive fee are determined and paid to our Advisor. See “
Dividend Reinvestment Plan
.”
Our Board declared a distribution of $0.34 per share for the quarter ended June 30, 2022 to stockholders of record as of June 30, 2022. This distribution will be paid on July 29, 2022.
The following table summarizes our dividends declared and payable since inception through March 31, 2022:

Date Declared	Record Date	Payment Date	Amount Per Share	Total Distributions
February 16, 2022	March 31, 2022	April 29, 2022	$0.34	$21,951,170
April 26, 2022	June 30, 2022	July 29, 2022	$0.34	$21,951,170
Total distributions for 2022			$0.68	$43,902,340
February 18, 2021	March 31, 2021	April 30, 2021	$0.34	$21,951,170
April 27, 2021	June 30, 2021	July 30, 2021	$0.34	$21,951,170
July 29, 2021	September 30, 2021	October 29, 2021	$0.34	$21,951,170
October 28, 2021	December 31, 2021	January 27, 2022	$0.34	$21,951,170
Total distributions for 2021			$1.36	$87,804,680
February 20, 2020	March 31, 2020	April 30, 2020	$0.41	$21,176,423
May 4, 2020	June 30, 2020	July 30, 2020	$0.34	$21,951,170
July 30, 2020	September 30, 2020	October 30, 2020	$0.34	$21,951,170
October 28, 2020	December 31, 2020	January 29, 2021	$0.34	$21,951,170
Total distributions for 2020			$1.43	$87,029,933
February 21, 2019	March 29, 2019	April 12, 2019	$0.41	$21,107,677
May 7, 2019	June 28, 2019	July 29, 2019	$0.41	$21,176,423
August 1, 2019	September 30, 2019	October 30, 2019	$0.41	$21,176,423
October 31, 2019	December 31, 2019	January 30, 2020	$0.41	$21,176,423
Total distributions for 2019			$1.64	$84,636,946
March 28, 2018	March 28, 2018	May 17, 2018	$0.34	$10,609,643
June 28, 2018	June 28, 2018	August 10, 2018	$0.36	$13,484,328
September 26, 2018	September 26, 2018	October 19, 2018	$0.41	$17,966,855
December 19, 2018	December 31, 2018	January 14, 2019	$0.41	$21,107,677
Total distributions for 2018			$1.52	$63,168,503
May 9, 2017	May 12, 2017	May 19, 2017	$0.07	$1,174,052
June 21, 2017	June 29, 2017	August 11, 2017	$0.11	$2,739,972
September 27, 2017	September 28, 2017	November 14, 2017	$0.21	$5,235,687
December 26, 2017	December 28, 2017	January 24, 2018	$0.31	$7,742,502
Total distributions for 2017			$0.70	$16,892,213
December 22, 2016	December 22, 2016	January 17, 2017	$0.015	$82,363
Total distributions for 2016			$0.015	$82,363
The federal income tax characterization of distributions declared and paid for the fiscal year will be determined at fiscal year-end
based upon the amount of distributions paid and the sources and amounts of income and realized gains and our earnings and profits as determined for federal income tax purposes for the full fiscal year.

PRICE RANGE OF COMMON STOCK
Shares of common stock of the Company began trading on the New York Stock Exchange under the symbol “BCSF” on November 15, 2018. The following table sets forth, for each fiscal quarter since January 1, 2021, the net asset value per share of our common stock, the high and low closing market price for our common stock, such closing market price as a premium or discount to our net asset value per share and quarterly distributions per share.

		Closing Market Price		Premium (Discount) of High Market Price to NAV (2)	(Discount) of Low Market Price to NAV (2)
	NAV (1)	High	Low
Fiscal year ending December 31, 2022
First Quarter	$17.22	$16.16	$15.30	94%	89%

Fiscal year ending December 31, 2021
Fourth Quarter	$17.04	$15.96	$14.76	94%	87%
Third Quarter	17.03	15.61	14.66	92	86
Second Quarter	17.01	16.13	14.96	95	88
First Quarter	16.69	15.34	12.03	92	72

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low market prices. The net asset value per share shown is based on outstanding shares at the end of the period.

(2)	Calculated as of the respective high or low closing market price divided by the quarter end net asset value.
For all periods presented in the table above, there was no return of capital included in any distribution.
Shares of business development companies may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount or premium to net asset value is separate and distinct from the risk that our net asset value will decrease.
The last reported closing price of our common stock on June 24, 2022 was $13.77 per share. As of June 24, 2022 there were 108 stockholders of record of our common stock.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current NAV per share in one or more public offerings of our common stock. In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board, including a majority of our Independent Directors, considered a variety of factors, including:

•	The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•	The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;

•	The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;

•	Whether the estimated offering price would closely approximate the market value of our shares, less distributing commissions or discounts, and would not be below current market price;

•	The potential market impact of being able to raise capital in the current financial market;

•	The nature of any new investors anticipated to acquire shares in the offering;

•	The anticipated rate of return on and quality, type and availability of investments;

•	The leverage available to us, both before and after the offering and other borrowing terms; and

•	The potential investment opportunities available relative to the potential dilutive effect of additional capital at the time of the offering.
Our Board will also consider the fact that a sale of shares of common stock at a discount will benefit our Investment Adviser, as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company, or from the offering of common stock at premium to NAV per share. Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables explain and provide hypothetical examples assuming proceeds are temporarily invested in cash equivalents on the impact of an offering at a price less than NAV per share on three different sets of investors:

•	existing stockholders who do not purchase any shares in the offering;

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•	new investors who become stockholders by purchasing shares in the offering.
Impact on Existing Stockholders who do not Participate in the Offering
Our existing stockholders who do not participate, or who are not given the opportunity to participate, in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase.

The following examples illustrate the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after any underwriting discounts and commissions (a 25% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change

Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—

Decrease to NAV
Total shares outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%

Dilution to Stockholder A
Shares held by stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage held by stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.80%	(20.00)%

Total Asset Values
Total NAV held by stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$95,000	(5.00)%
Total investment by stockholder A (assumed to be $10.00 per share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total dilution to stockholder A (total NAV less total investment)	—	$(200)	—	$(900)	—	$(5,000)	—

Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.50	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per share held by stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—
Percentage dilution to stockholder A (dilution per share divided by investment per share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%
Impact on Existing Stockholders who Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after any underwriting discounts and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the offering below NAV as their interest in our shares immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional offerings below NAV in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the (dilutive) and accretive effect in the hypothetical offering of 25% of the shares outstanding at a 25% discount to NAV from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 shares which is 0.50% of the offering of 250,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 shares which is 1.50% of the offering of 250,000 shares rather than their 1.00% proportionate share).

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change

Offering Price
Price per share to public	—	$7.89	—	$7.89	—
Net proceeds per share to issuer	—	$7.50	—	$7.50	—

Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%

(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%

Total Asset Values
Total NAV held by stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	(2,988)	—	$1,037	—

Per Share Amounts
NAV per share held by stockholder A	—	$9.50	—	$9.50	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to stockholder A (dilution)/accretion per share divided by investment per share	—	—	(2.76)%	—	0.85%

Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to any underwriting discounts and commissions paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to any underwriting discounts and commissions paid by us being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional offerings below NAV in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the three different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the dilutive and accretive effects on a stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after any underwriting discounts and commissions (a 25% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change

Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—

Decrease to NAV
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%

Dilution to Stockholder A
Shares held by stockholder A	—	500	—	1,000	—	2,500	—
Percentage held by stockholder A	—	0.05%	—	0.09%	—	0.20%	—

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change

Total Asset Values
Total NAV held by stockholder A	—	$4,990	—	$9,910	—	$23,750	—
Total investment by stockholder A	—	$5,000	—	$9,470	—	$19,725	—
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$4,025	—

Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.50	—
Investment per share held by stockholder A	—	$10.00	—	$9.47	—	$7.89	—
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$0.44	—	$1.61	—
Percentage (dilution)/ accretion to stockholder A (dilution)/ accretion per share divided by investment per share	—	—	(0.20)%	—	4.65%	—	20.41%

PLAN OF DISTRIBUTION
We may sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The securities may also be sold
“at-the-market”
to or through a market maker or into an existing trading market for the securities, on an exchange or otherwise. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may offer our shares of common stock in a public offering at-the-market
to a select group of investors, in which case a stockholder may not be able to participate in such offering and a stockholder will experience dilution unless the stockholder purchases additional shares of our common stock in the secondary market at the same or lower price.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 10% of the aggregate offering price of the securities as set forth on the cover page of the supplement to this prospectus.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for soliciting these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.
We may not sell securities pursuant to this prospectus without delivering a prospectus supplement describing the method and terms of the offering of such securities.

SELECTED FINANCIAL AND OTHER INFORMATION
The information in “Item 6. Selected Consolidated Financial Data” of our most recent annual report on Form
10-K,
“Part I — Consolidated Statements of Assets and Liabilities” of our most recent quarterly report on Form
10-Q
and “Part I — Consolidated Statements of Operations” of our most recent quarterly report on Form
10-Q
is incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent annual report on Form
10-K
and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent quarterly report on Form
10-Q
and is incorporated by reference herein.

SENIOR SECURITIES
Information regarding our senior securities is incorporated by reference herein from our most recent Annual Report on Form
10-K.

BUSINESS
Our business is described in “Item 1 — Business” of our most recent annual report on Form
10-K
and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent quarterly report on Form
10-Q,
which are incorporated by reference herein.

REGULATION
We are subject to regulation as described in “Item 1 — Business — Regulation as a Business Development Company” of our most recent annual report on Form
10-K,
and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” of our most recent quarterly report on Form
10-Q,
which are incorporated by reference herein.

MANAGEMENT
Please refer to our most recent definitive proxy statement on Schedule 14A, which is incorporated by reference into this prospectus, for information relating to the management of the Company.
Credit Committee
Our investments require approval from at least the Private Credit Investment Committee, which includes three managing directors in the Private Credit Group: Michael Ewald, Michael Boyle and Carolyn Hastings. Depending on certain thresholds, approval may also be required from Bain Capital Credit’s Credit Committee, which includes Michael Ewald, Carolyn Hastings and additional senior Managing Directors across other Bain Capital Credit disciplines. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity. The extensive and varied experience of the investment professionals serving on Bain Capital Credit’s Credit Committee includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. This diverse skill set provides a broad range of applicable perspectives in the evaluation of each investment opportunity. The biographies for the members of the Private Credit Investment Committee and Bain Capital Credit’s Credit Committee who are not executive officers or directors of the Company are included below.
Jonathan S. Lavine.
 Mr. Lavine founded Bain Capital Credit, formerly known as Sankaty Advisors, in 1998 having joined Bain Capital in 1993. He is
Co-Managing
Partner of Bain Capital and, since inception, Chief Investment Officer of Bain Capital Credit and its related funds. He is a Credit Committee member, a Risk & Oversight Committee member and has overall responsibility for the Firm’s investment strategy, management and risk. Before the formation of Bain Capital Credit, Mr. Lavine worked in Bain Capital’s private equity business. Prior to joining Bain Capital, Mr. Lavine was a consultant at McKinsey & Company. He began his career at Drexel Burnham Lambert in the Mergers & Acquisitions Department. Mr. Lavine graduated from Columbia College, Phi Beta Kappa and Magna Cum Laude, and holds an M.B.A. with Distinction from Harvard Business School. He is Chairman Emeritus of the City Year Board of Trustees and is
Co-Chair
of the Board of Trustees of Columbia University. He was the 2017 recipient of Columbia University’s Alexander Hamilton Medal, the highest honor awarded to a member of the college community for distinguished service. He is a past recipient of Columbia’s John Jay Award for professional achievement, Columbia’s David Truman Award for outstanding contribution to academic affairs, the Dean’s Leadership Award for the Class of 1988 25th Reunion, Columbia/Barnard Hillel’s Seixas Award, Voices for National Service Citizen Service Award and the New England Anti-Defamation League’s Distinguished Community Service Award. In 2016, Mr. Lavine was appointed a Member of the United States Holocaust Memorial Museum Council by President Obama.
Alon Avner.
 Mr. Avner joined Bain Capital Credit in 2006. He has been the Head of Bain Capital Credit Europe since 2009 and is a Managing Director in Distressed and Special Situations and a Credit Committee member based in Bain Capital Credit’s London office. Between 2006 and 2009, Mr. Avner was responsible for Bain Capital Credit’s European Telecom and Media investments. Previously, Mr. Avner was a Manager at Bain & Company. In addition, he worked in operations and marketing roles at Comverse Technology and Creo/Scitex. Mr. Avner received an M.B.A. from INSEAD and a B.Sc. from Tel Aviv University.
Michael A. Ewald.
 Mr. Ewald has served on our Board since 2016. Mr. Ewald is Chief Executive Officer of the Company, serves on the Advisor’s Credit Committee, and is a member of Bain Capital Credit’s Credit Committee. He is a Managing Director, Global Head of the Private Credit Group, Portfolio Manager for the Middle Market Credit and Global Direct Lending strategies and a Credit Committee member. He also serves as CEO of Bain Capital Specialty Finance, Inc., a registered business development company. He is based in Bain Capital Credit’s Boston office. Previously, Mr. Ewald was an Associate Consultant at Bain & Company and an analyst at Credit Suisse First Boston in the Regulated Industries group. Mr. Ewald received an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. from Tufts University.

Michael J. Boyle.
 Mr. Boyle has served as our President since January 2021. He served as our Vice President and Treasurer from February 2018 to January 2021. He is a Managing Director and Portfolio Manager in the Private Credit Group based in Bain Capital Credit’s Boston office. He is responsible for Bain Capital Credit’s Global Direct Lending strategy and serves as President of Bain Capital Specialty Finance, Inc., a registered business development company. Mr. Boyle started his career at Bain Capital Credit, over which time he has been a member of the portfolio analytics team, the Industry Research team, and the Liquid Credit portfolio management team. Mr. Boyle received a B.S. from Boston College.
Carolyn Hastings.
 Ms. Hastings joined Bain Capital Credit in 2008. She is a Managing Director in the Private Credit Group based in Bain Capital Credit’s Boston office and a Credit Committee member. Previously, Ms. Hastings was an Associate at Thomas H. Lee Partners and an analyst in the Healthcare Group in the Investment Banking Division of Goldman Sachs & Co. Ms. Hastings received an M.B.A. from Harvard Business School, a B.S.Ec. from the Wharton School at the University of Pennsylvania and a B.A. from the University of Pennsylvania.
Viva Hyatt.
 Ms. Hyatt joined Bain Capital Credit in 2002. She is a Managing Director and Portfolio Manager in Liquid and Structured Credit and a Credit Committee member based in Bain Capital Credit’s Boston office. Previously, Ms. Hyatt was a Project Leader at The Boston Consulting Group and also worked for Arthur Andersen. Ms. Hyatt received an M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. from the University of Illinois at Urbana-Champaign.
Jeff Robinson.
 Mr. Robinson joined Bain Capital Credit in 2002. He is a Managing Director, Head of the Distressed and Special Situations Group, the Portfolio Manager of the firm’s Distressed and Special Situations funds and a Credit Committee member based in Bain Capital Credit’s Boston office. Prior to his current role, he covered the Metals & Mining and Gaming & Leisure sectors and led several of the Firm’s large portfolio purchases. Previously, he was a Senior Manager of Corporate Development at RSA Security where he led the strategic planning efforts of the company. Before RSA, Mr. Robinson was a Senior Consultant at Strategic Decisions Group. Mr. Robinson received an M.B.A. from the Fuqua School of Business at Duke University and a B.S. from Cornell University.
John Wright.
 Mr. Wright joined Bain Capital Credit in 2000. He is a Managing Director based in Bain Capital Credit’s Boston office. He is a Credit Committee member, a Portfolio Manager and
Co-Head
of North American Liquid and Structured Credit. Previously, he worked at Evergreen Investments focusing on fixed income mutual funds. Mr. Wright received a B.A. from Tufts University.
Bain Capital Credit’s Credit Committee members do not receive any direct compensation from us for serving in such capacity and the members of Bain Capital Credit’s Credit Committee will receive no separate compensation from us or Bain Capital Credit for serving on Bain Capital Credit’s Credit Committee.
Michael A. Ewald and Michael J. Boyle are our portfolio managers who are primarily responsible for the day-to-day
management of our portfolio. The table below shows the dollar range of shares of common stock beneficially owned by such portfolio managers as of December 31, 2021.

Name of Portfolio Managers	Dollar Range of Equity Securities in the Company (1)(2)
Michael A. Ewald	Over $1,000,000
Michael J. Boyle	$100,001 – $500,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 -$100,000, $100,001 – $500,000, $500,001 – $1,000,000 or over $1,000,000.
(2)	Dollar ranges were determined using the number of shares beneficially owned as of December 31, 2021 multiplied by our NAV per share as of March 31, 2022.

As of December 31, 2021, Messrs. Ewald and Boyle are primarily responsible for the day-to-day
management of 10 pooled investment vehicles with a total of approximately $5.1 billion in AUM and 14 other accounts with a total of approximately $3.1 billion in AUM.
MANAGEMENT AGREEMENTS
Please refer to “Item 1. Business — General” of our most recent annual report on Form
10-K,
“Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” of our most recent quarterly report on Form
10-Q,
our current reports filed on Form
8-K,
as applicable, and our most recent definitive proxy statement on Schedule 14A, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, for information relating to the Company’s Investment Advisor, Investment Advisory Agreement, Administration Agreement and Resource Sharing Agreement.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
Please refer to “Note 5 — Related Party Transactions” in the Notes to Consolidated Financial Statements in our most recent annual report filed on Form
10-K;
“Note 5 — Related Party Transactions” in the Notes to Consolidated Financial Statements and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Equity” in our most recent quarterly report filed on
Form 10-Q;
and our current reports filed on Form
8-K,
as applicable, as well as any amendments related to the foregoing reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, for information relating to our related party transactions.
Related Party Transaction Policy
Our Audit Committee conducts quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to our Code of Conduct or Code of Ethics. Each of our directors and executive officers is instructed and periodically reminded to inform our Chief Compliance Officer of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of March 31, 2022, there were 64,562,265 shares of common stock issued and outstanding and as of June 24, 2022 there were 108 stockholders of record. The following table sets out, immediately prior to this offering, certain ownership information (rounded to the nearest whole share) with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, all of our directors and all officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire these powers within 60 days. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons.

		Percentage of Common Stock Outstanding
Name and Address	Type of Ownership (5)	Shares Owned	Percentage
Dimension Capital Management LLC (1)	Beneficial	4,316,096.88	6.7%
Bain Capital Distressed and Special Situations 2016(F), L.P. (2)	Record	9,914,820.48	15.36%
Bain Capital Credit Member, LLC	Beneficial	11,822,432.67	18.31%
Amy Butte	Beneficial	5,235.00	*
David A. Fubini	—	—	—
Thomas A. Hough	Beneficial	28,277.13	*
Jay Margolis	Beneficial	28,856.00	*
Clare S. Richer	Beneficial	13,068.58	*
Michael A. Ewald (3)	Beneficial	146,134.71	*
Jeffrey B. Hawkins	Beneficial	100,000.00	*
Sally F. Dornaus	Beneficial	2,962.99	*
James Goldman	—	—	—
Michael J. Boyle	Beneficial	28,873.00	*
Michael Treisman	—	—	—
All officers and directors as a group (11 persons)	Beneficial		*

(1)
Based on information provided in a Schedule 13F filed on February 14, 2022, Dimension Capital Management LLC reported sole voting and dispositive power with respect to 4,316,096.88 shares of the Company’s Common Stock. The Schedule 13F does not include any information regarding shares acquired or sold since the date of such Schedule 13F. The business address of Dimension Capital Management LLC is 1221 Brickell Avenue, Suite 2450, Miami, Florida 33131.

(2)
Bain Capital Credit Member, LLC, is the general partner of Bain Capital Distressed and Special Situations 2016 Investors (F), L.P. (“F Holdings GP”) and Bain Capital Credit Holdings Investors (MRF), LP (“MRF Holdings GP”) and as such may be deemed to be the beneficial owner of shares of Common Stock held by F Holdings and MRF Holdings. F Holdings GP is the general partner of Bain Capital Distressed and Special Situations 2016 (F), L.P. (“F Holdings”) and thus beneficially owns 9,914,820.48 shares owned of record by F Holdings. MRF Holdings GP is the general partner of Bain Capital Credit Holdings (MRF), L.P. (“MRF Holdings”) and thus beneficially owns 1,907,612.19 shares owned of record by MRF Holdings. Bain Capital Credit Member, LLC disclaims beneficial ownership of shares of Common Stock held by F Holdings and MRF Holdings except to the extent of its respective pecuniary interest therein. The address for Bain Capital Credit Member, LLC, F Holdings and MRF Holdings is 200 Clarendon Street, 37th Floor, Boston, MA 02116.

(3)	Includes shares held by The Michael A. Ewald 2010 Irrevocable Family Trust.

*	Represents less than 1.0%.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2022, for each portfolio company in which we had an investment. Other than these investments, our only formal relationships with our portfolio companies are the significant managerial assistance that we may provide upon request and the board observation or participation rights we may receive in connection with our investment. As indicated by footnote to the following table, we are deemed to “control” a portfolio company, as defined in the 1940 Act, because we own more than 25% of outstanding voting securities of such portfolio company. Where we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company, we are deemed to be an “affiliate.” In general, under the 1940 Act, we would be presumed to “control” a portfolio company if we owned more than 25% of its voting securities and would be an “affiliate” of a portfolio company if we owned more than 5% of its outstanding voting securities.

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares		Amortized Cost	Fair Value	Percentage of Class Held
Equity and Debt Investments
9 Story Media Group Inc. 23 Fraser Ave Toronto, Ontario, Canada M6K 1Y7	Media: Diversified & Production	First Lien Senior Secured Loan – Revolver(1)	(0% Floor)	4/30/2026	CAD	—	$—	$—	—
		First Lien Senior Secured Loan	CDOR+ 5.50% (0.75% Floor)	4/30/2026	CAD	69	$52	$55	—
		First Lien Senior Secured Loan	EURIBOR+ 5.25% (0% Floor)	4/30/2026		€37	$43	$41	—

A&R Logistics, Inc. 600 N. Hurstbourne Pkwy. Ste. 110 Louisville, KY 40222	Transportation: Cargo	First Lien Senior Secured Loan – Revolver	SOFR+ 6.00% (1% Floor)	5/5/2025		$2,711	$2,650	$2,711	—
		First Lien Senior Secured Loan(6)	SOFR+ 6.00% (1% Floor)	5/5/2025		$32,230	$31,842	$32,230	—
		First Lien Senior Secured Loan	SOFR+ 6.00% (1% Floor)	5/5/2025		$2,417	$2,386	$2,417	—
		First Lien Senior Secured Loan	SOFR+ 6.00% (1% Floor)	5/5/2025		$5,958	$5,904	$5,958	—
		First Lien Senior Secured Loan	SOFR+ 6.50% (0% Floor)	5/5/2025		$2,709	$2,690	$2,709	—

Abracon Group Holding, LLC. 5101 Hidden Creek Lane Spicewood, TX 78669	Wholesale	Equity Interest	(0% Floor)	—		$2	$1,833	$5,080	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	7/18/2024		$—	$(16)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.25% (1% Floor)	7/18/2024		$27,434	$27,368	$27,434	—

ACAMS 152 West 57th Street New York, NY 10019	Services: Business	Equity Interest	(0% Floor)	—		$3,337	$3,337	$3,337	—

ACM dcBLOX LLC 6 West Druid Hills Drive NE Atlanta, GA 30329	Telecommunications	Preferred Equity	(0% Floor)	—		$3,822	$3,851	$4,232	—

ADT Pizza, LLC 3867 Plaza Tower Dr. Baton Rouge, LA 70816	Beverage, Food & Tobacco	Equity Interest	(0% Floor)	—		$6,720	$6,720	$19,527	—

Aimbridge Acquisition Co., Inc. 5851 Legacy Circle, Suite 400 Plano, TX 75024	Hotel, Gaming & Leisure	Second Lien Senior Secured Loan	L+ 7.50% (0% Floor)	2/1/2027		$20,193	$19,794	$18,678	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares		Amortized Cost	Fair Value	Percentage of Class Held

Allworth Financial Group, L.P. 8775 Folsom Blvd Sacramento, CA 95826	FIRE: Finance	First Lien Senior Secured Loan – Delayed Draw(6)	SOFR+ 4.75% (1% Floor)	12/23/2026		$2,522	$2,472	$2,522	—
		First Lien Senior Secured Loan(6)	SOFR+ 4.75% (1% Floor)	12/23/2026		$8,618	$8,520	$8,618	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	12/23/2026		$—	$(14)	$—	—

AMCP Clean Acquisition Company, LLC 1 West Mayflower Avenue Las Vegas, NV 89030	Services: Business	First Lien Senior Secured Loan – Delayed Draw	L+ 4.25% (0% Floor)	7/10/2025		$3,806	$3,801	$3,108	—
		First Lien Senior Secured Loan	L+ 4.25% (0% Floor)	7/10/2025		$15,727	$15,710	$12,844	—

American Trailer Rental Group 13121 Walton Verona Road Walton, Kentucky 41094	Automotive	Subordinated Debt	9.00% (2.00% PIK) (0% Floor)	12/1/2027		$4,924	$4,856	$4,924	—
		Subordinated Debt	9.00% (2.00% PIK) (0% Floor)	12/1/2027		$15,192	$14,885	$15,193	—
		Subordinated Debt	9.00% (2.00% PIK) (0% Floor)	12/1/2027		$10,000	$9,785	$10,000	—
		Subordinated Debt	9.00% (2.00% PIK) (0% Floor)	12/1/2027		$9,000	$8,799	$9,000	—

AMI US Holdings Inc.(1) 1999 Bryan St. Dallas, TX 75201	High Tech Industries	First Lien Senior Secured Loan(1)(6)	L+ 5.25% (1% Floor)	4/1/2025		$11,886	$11,754	$11,886	—

Amspec Services, Inc. 1249 S. River Road Suite 204 Cranbury, NJ 08512 – USA	Energy: Oil & Gas	First Lien Senior Secured Loan – Revolver	L+ 5.75% (0% Floor)	7/2/2024		$708	$681	$708	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (1% Floor)	7/2/2024		$33,249	$33,051	$33,248	—
		First Lien Senior Secured Loan	L+ 5.75% (1% Floor)	7/2/2024		$2,791	$2,765	$2,791	—

Ansett Aviation Training 50 Garden Dr Tullamarine, VIC 3043, Australia	Aerospace & Defense	First Lien Senior Secured Loan(1)	BBSY+ 4.69% (0% Floor)	9/24/2031	AUD	21,215	$15,931	$15,931	—
		Equity Interest	(0% Floor)	—	AUD	15,357	$11,531	$11,531	—

Ansira Holdings, Inc. 2300 Locust St. St. Louis, MO 63103	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan – Delayed Draw	L+ 6.50% (1% Floor)	12/20/2024		$5,068	$5,070	$3,801	—
		First Lien Senior Secured Loan – Revolver	P+ 5.75% (1% Floor)	12/20/2024		$5,383	$5,383	$3,613	—
		First Lien Senior Secured Loan	L+ 6.50% (1% Floor)	12/20/2024		$40,780	$40,759	$30,584	—

Appriss Holdings, Inc. 9901 Linn Station Rd. Suite 500 Louisville, KY 40223	High Tech Industries	First Lien Senior Secured Loan	L+ 7.25% (1% Floor)	5/6/2027		$11,292	$11,092	$11,095	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	5/6/2027		$—	$(13)	$—	—
		Equity Interest	(0% Floor)	—		$2,136	$1,606	$1,519	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

Aptus 1724 Gmbh Schlesische Strabe 29-30 10997 Berlin, Germany	Media: Diversified & Production	First Lien Senior Secured Loan(1)	L+ 6.25% (0.25% Floor)	2/23/2028	$9,971	$9,971	$9,971	—

AQ Software Corporation 8800 W Baymeadows Way #500 Jacksonville, FL 32256	High Tech Industries	Preferred Equity	(0% Floor)	—	$1	$1,029	$1,032	—
		Preferred Equity	(0% Floor)	—	$2	$1,715	$1,719	—

Aramsco, Inc. 1480 Grandview Ave. Paulsboro, NJ 08066	Wholesale	First Lien Senior Secured Loan – Revolver	L+ 5.25% (0% Floor)	8/28/2024	$2,297	$2,269	$2,297	—
		First Lien Senior Secured Loan(6)	L+ 5.25% (0% Floor)	8/28/2024	$14,176	$14,025	$14,176	—

ARL Holdings, LLC. 600 N. Hurstbourne Pkwy. Ste. 110 Louisville, KY 40222	Transportation: Cargo	Equity Interest	(0% Floor)	—	$1	$445	$589	—
		Equity Interest	(0% Floor)	—	$9	$9	$49	—

Armor Group, LP 1480 Grandview Ave. Paulsboro, NJ 08066	Wholesale	Equity Interest	(0% Floor)	—	$10	$1,012	$2,216	—

Armstrong Bidco Limited The Armstrong Building 10 Oakwood Drive Loughborough LE11 3QF	High Tech Industries	First Lien Senior Secured Loan(1)	SONIA+ 5.25% (0% Floor)	4/30/2025	£56	$78	$74	—
		First Lien Senior Secured Loan	SONIA+ 5.25% (0.3119% Floor)	4/30/2025	£1,589	$1,964	$2,088	—

ASP-r-pac Acquisition Co LLC 132 W 36th Street New York, NY 10018	Containers, Packaging, & Glass	First Lien Senior Secured Loan – Revolver	(0% Floor)	12/29/2027	$—	$(62)	$—	—
		First Lien Senior Secured Loan(6)	L+ 6.00% (0.75% Floor)	12/29/2027	$14,139	$13,869	$14,139	—

Avalon Acquiror, Inc. 152 West 57th Street New York, NY 10019	Services: Business	First Lien Senior Secured Loan(6)	SOFR+ 6.25% (1% Floor)	3/10/2028	$48,722	$48,237	$48,235	—
		First Lien Senior Secured Loan – Revolver	SOFR+ 6.25% (1% Floor)	3/10/2028	$1,050	$862	$861	—

Bain Capital Senior Loan Program, LLC 200 Clarendon Street, 37th Floor Boston, MA 02116	Investment Vehicles	Subordinated Note Investment Vehicles(1)	L+ 10.00% (0% Floor)	12/27/2033	$35,780	$35,780	$35,780	—
		Preferred Equity Interest Investment Vehicles	(0% Floor)	—	$10	$10	$10	—
		Equity Interest Investment Vehicles	(0% Floor)	—	$5,594	$5,594	$5,594	—

Batteries Plus Holding Corporation 1325 Walnut Ridge Dr. Hartland, WI 53029	Retail	First Lien Senior Secured Loan – Revolver	L+ 6.75% (1% Floor)	7/6/2022	$1,559	$1,559	$1,559	—
		First Lien Senior Secured Loan(6)	L+ 6.75% (1% Floor)	7/6/2022	$18,172	$18,172	$18,172	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held
BCC Jetstream Holdings Aviation (Off I), LLC(1) 2601 South Bayshore Drive Suite 1130 Miami, FL 33133	Aerospace & Defense	Equity Interest(1)	(0% Floor)	—	$11,863	$11,863	$10,436	—
		Equity Interest	(0% Floor)	—	$1,116	$1,116	$—	—
		First Lien Senior Secured Loan	L+ 10.00% (0% Floor)	6/2/2022	$7,377	$7,377	$6,547	—

BCC Middle Market CLO 2018-1, LLC 200 Clarendon Street, 37th Floor Boston, MA 02116	FIRE: Finance	Equity Interest	(0% Floor)	10/20/2030	$25,635	$24,050	$24,050	—

Blackbrush Oil & Gas, L.P. 18615 Tuscany Stone Suite 300 San Antonio, TX 78258	Energy: Oil & Gas	Equity Interest	(0% Floor)	—	$1,123	$—	$—	—
		Preferred Equity	(0% Floor)	—	$36,084	$10,104	$24,951	—
		First Lien Senior Secured Loan(6)	L+ 5.00% (2.00% PIK) (1% Floor)	9/3/2025	$8,071	$8,071	$8,071	—

Brook Bidco Clockwise Offices. Riverhouse 48-60 High Street Belfast, Northern Ireland BT1 2BE	Services: Business	First Lien Senior Secured Loan(1)	L+ 6.00% (0% Floor)	7/7/2028	£643	$879	$845	—
		Preferred Equity	(0% Floor)	—	£5,675	$7,783	$8,367	—

Captain D’s LLC 624 Grassmere Drive Suite 30 Nashville, TN 37211	Hotel, Gaming & Leisure	First Lien Senior Secured Loan – Revolver	(0% Floor)	12/15/2023	$—	$(5)	$—	—
		First Lien Senior Secured Loan(6)	L+ 4.50% (1% Floor)	12/15/2023	$6,830	$6,828	$6,830	—
		First Lien Senior Secured Loan(6)	L+ 4.50% (1% Floor)	12/15/2023	$2,315	$2,293	$2,315	—

Cardo Azec Group House, 11-15 Seaton Place St. Helier, Jersey JE4 0QH	Automotive	First Lien Senior Secured Loan(1)	L+ 6.00% (0.5% Floor)	5/12/2028	$98	$97	$98	—

Caribou Bidco Limited 26 Red Lion Square London, United Kingdom WC1R 4HQ	Services: Business	First Lien Senior Secured Loan(1)	SONIA+ 6.00% (0.1954% Floor)	1/29/2029	£27,570	$36,875	$35,862	—
		First Lien Senior Secured Loan	SONIA+ 6.00% (0% Floor)	1/29/2029	£3,312	$4,486	$4,330	—

CB Nike IntermediateCo Ltd(1) Derech Abba Hillel 16 5250608 Ramat Gan Israel	High Tech Industries	First Lien Senior Secured Loan – Revolver(1)	(0% Floor)	10/31/2025	$—	$(1)	$—	—
		First Lien Senior Secured Loan	L+ 4.75% (1% Floor)	10/31/2025	$346	$342	$346	—

CB Titan Holdings, Inc. Tecomet, Inc. 115 Eames Street Wilmington, MA 01887	Healthcare & Pharmaceuticals	Preferred Equity	(0% Floor)		$1,953	$1,953	$1,053	—

Chamber Bidco Limited CP House 97-107 Uxbridge Road London W5 5TL United Kindgom	Services: Business	First Lien Senior Secured Loan(1)	L+ 6.00% (0.5% Floor)	6/7/2028	$237	$235	$237	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

Chase Industries, Inc. 10021 Commerce Park Dr. Cincinnati, OH 45246	Construction & Building	First Lien Senior Secured Loan – Delayed Draw	L+ 5.50% PIK (1% Floor)	5/12/2025	$1,253	$1,251	$977	—
		First Lien Senior Secured Loan	L+ 5.50% PIK (1% Floor)	5/12/2025	$13,058	$13,027	$10,185	—

ClockSpring 621 Lockhaven Drive Houston, TX 77073	Capital Equipment	Second Lien Senior Secured Loan	SOFR+ 6.50% (1% Floor)	8/1/2025	$5,100	$4,998	$4,998	—

Concert Golf Partners Holdco 300 International Parkway Suite 150 Lake Mary, FL 32746	Hotel, Gaming & Leisure	First Lien Senior Secured Loan – Delayed Draw	(0% Floor)	3/30/2029	$—	$(84)	$(84)	—
		First Lien Senior Secured Loan – Revolver	SOFR+ 5.75% (0.75% Floor)	3/31/2028	$356	$306	$306	—
		First Lien Senior Secured Loan(6)	SOFR+ 5.75%	3/30/2029	$27,664	$27,111	$27,111	—

Conterra Ultra Broadband Holdings, Inc. 2101 Rexford Road, Suite 200E Charlotte, North Carolina 28211	Telecommunications	First Lien Senior Secured Loan(6)	L+ 4.75% (1% Floor)	4/30/2026	$6,305	$6,286	$6,282	—

CPS Group Holdings, Inc. 6409 North Quail Hollow Road Memphis, TN 38120	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan – Revolver	(0% Floor)	3/3/2025	$—	$(49)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.25% (1% Floor)	3/3/2025	$44,902	$44,654	$44,902	—

CST Buyer Company c/o Consumer Safety Technology, LLC 11035 Aurora Avenue Urbandale, IA 50322	Automotive	First Lien Senior Secured Loan – Revolver	(0% Floor)	10/3/2025	$—	$(9)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.55% (1% Floor)	10/3/2025	$13,638	$13,573	$13,638	—

Datix Bidco Limited(1) Swan Court 11 Worple Road Wimbledon, London, United Kingdom, SW19 4JS	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan – Revolver(1)	SONIA+ 4.50% (0% Floor)	10/28/2024	£10	$13	$13	—
		Second Lien Senior Secured Loan	L+ 7.75% (0% Floor)	4/27/2026	£121	$164	$160	—
		First Lien Senior Secured Loan	BBSW+ 4.00% (0% Floor)	4/28/2025	£42	$32	$32	—

DC Blox Inc. 6 West Druid Hills Drive NE Atlanta, GA 30329	Telecommunications	First Lien Senior Secured Loan	L+ 2.00% (6.00% PIK) (1% Floor)	3/22/2026	$19,540	$19,298	$19,540	—

Direct Travel, Inc. 7430 E. Caley Avenue Suite 320E Centennial, CO 80111	Transportation: Consumer	First Lien Senior Secured Loan	L+ 1.00% (6.30% PIK) (0% Floor)	10/2/2023	$4,841	$4,841	$4,841	—
		First Lien Senior Secured Loan – Delayed Draw	L+ 1.00% (8.28% PIK) (1% Floor)	10/2/2023	$3,440	$3,440	$2,924	—
		First Lien Senior Secured Loan – Delayed Draw(5)	L+ 1.00% (8.28% PIK) (1% Floor)	10/2/2023	$1,741	$1,741	$1,480	—
		First Lien Senior Secured Loan	L+ 1.00% (8.28% PIK) (1% Floor)	10/2/2023	$58,721	$58,721	$49,913	—
		First Lien Senior Secured Loan – Delayed Draw(5)	L+ 6.00% (1% Floor)	10/2/2023	$4,125	$4,125	$4,125	—
		First Lien Senior Secured Loan(5)	L+ 6.00% (0% Floor)	10/2/2023	$202	$202	$202	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

Drilling Info Holdings, Inc 2901 Vía Fortuna #200 Austin, TX 78746	High Tech Industries	First Lien Senior Secured Loan	L+ 4.25% (0% Floor)	7/30/2025	$11,236	$11,216	$11,117	—

Eagle Rock Capital Corporation 1925 Century Park East Suite 1700 Los Angeles, CA 90067	High Tech Industries	Preferred Equity	(0% Floor)	—	$3,345	$3,345	$3,345	—

East BCC Coinvest II, LLC 6750 Dumbarton Circle Fremont, CA 94555	Capital Equipment	Equity Interest	(0% Floor)	—	$1,419	$1,419	$1,135	—

Efficient Collaborative Retail Marketing Company, LLC 27070 Miles Road Suite A Solon, OH 44139	Media: Diversified & Production	First Lien Senior Secured Loan – Revolver	L+ 5.25% (1% Floor)	6/15/2022	$1,275	$1,275	$1,275	—
		First Lien Senior Secured Loan	L+ 6.75% (1% Floor)	6/15/2022	$15,095	$15,104	$14,189	—
		First Lien Senior Secured Loan	L+ 6.75% (1% Floor)	6/15/2022	$9,788	$9,795	$9,201	—

Element Buyer, Inc. 1380 Forest Park Circle Lafayette, CO 80026	High Tech Industries	First Lien Senior Secured Loan – Delayed Draw	L+ 5.50% (1% Floor)	7/19/2025	$11,059	$11,076	$11,059	—
		First Lien Senior Secured Loan – Revolver	L+ 5.50% (1% Floor)	7/19/2024	$1,700	$1,675	$1,700	—
		First Lien Senior Secured Loan	L+ 5.50% (1% Floor)	7/18/2025	$36,912	$37,100	$36,912	—

Elevator Holdco Inc. 10850 W. Park Place, Suite 600 Milwaukee, WI 53224	Services: Business	Equity Interest	(0% Floor)	—	$2	$2,448	$2,789	—

Elk Parent Holdings, LP 3681 Prism Lane Kieler, WI 53812	Construction & Building	Equity Interest	(0% Floor)	—	$1	$12	$568	—
		Preferred Equity	(0% Floor)	—	$120	$1,202	$1,455	—

FCG Acquisitions, Inc. 800 Concar Drive, Suite 100 San Mateo, CA 94402	Capital Equipment	Preferred Equity	(0% Floor)	—	$4	$—	$—	—

FineLine Technologies, Inc. 7337 Westview Drive Kent, OH 44240	Consumer Goods: Non-Durable	Equity Interest	(0% Floor)	—	$939	$939	$1,300	—

FL Hawk Intermediate Holdings, Inc. 7337 Westview Drive Kent, OH 44240	Consumer Goods: Non-Durable	Second Lien Senior Secured Loan	L+ 9.00% (1% Floor)	8/22/2028	$21,125	$20,563	$21,125	—

Forming Machining Industries Holdings, LLC 5615 North Broadway Street Park City, KS 67219	Aerospace & Defense	Second Lien Senior Secured Loan	L+ 8.25% (0% Floor)	10/9/2026	$6,540	$6,497	$5,853	—
		First Lien Senior Secured Loan	L+ 4.25% (0% Floor)	10/9/2025	$16,397	$16,317	$15,375	—

Gale Aviation (Offshore) Co(1) PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands	Aerospace & Defense	Equity Interest	(0% Floor)	—	$90,450	$90,451	$82,195	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

Gluware 2020 L Street Suite 130 Sacramento, CA 95811	High Tech Industries	First Lien Senior Secured Loan(1)	9.00% (3.50% PIK) (0% Floor)	10/15/2025	$18,898	$18,271	$18,301	—
		Warrants	(0% Floor)	—	$3,328	$478	$466	—

Grammer Investment Holdings LLC 18375 East 345 South Grammer, IN 47236	Transportation: Cargo	Equity Interest	(0% Floor)	—	$1,011	$1,011	$1,056	—
		Preferred Equity	10.00% PIK (0% Floor)	—	$8	$790	$818	—
		Warrants	(0% Floor)	—	$122	$—	$126	—

Grammer Purchaser, Inc. 18375 East 345 South Grammer, IN 47236	Transportation: Cargo	First Lien Senior Secured Loan – Revolver(6)	(0% Floor)	9/30/2024	$—	$—	$—	—
		First Lien Senior Secured Loan(6)	L+ 4.50% (1% Floor)	9/30/2024	$3,843	$3,782	$3,843	—

Great Expressions Dental Centers PC 29777 Telegraph Rd. Suite 3000 Southfield, MI 48034	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan – Revolver	L+ 4.25% (0.5% PIK) (1% Floor)	9/28/2022	$966	$964	$871	—
		First Lien Senior Secured Loan	L+ 4.25% (0.5% PIK) (1% Floor)	9/28/2023	$7,841	$7,860	$7,214	—

Green Street Parent, LLC 660 Newport Center Dr. Newport Beach, CA 92660	Banking	First Lien Senior Secured Loan – Revolver(6)	(0% Floor)	8/27/2025	$—	$(27)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (0.75% Floor)	8/27/2026	$3,428	$3,382	$3,428	—
		First Lien Senior Secured Loan(6)	L+ 5.00% (0.75% Floor)	8/27/2026	$4,489	$4,404	$4,489	—

GSP Holdings, LLC 10421 S Jordan Gateway Ste 600 South Jordan, UT 84095	Aerospace & Defense	First Lien Senior Secured Loan(6)	L+ 5.75% (0.25% PIK) (1% Floor)	11/6/2025	$35,559	$35,483	$32,892	—
		First Lien Senior Secured Loan – Revolver	L+ 5.75% (0.25% PIK) (1% Floor)	11/6/2025	$2,736	$2,720	$2,531	—

Horizon Telcom, Inc. 500 S. Front Street, Suite 850 Columbus, Ohio 43215	Telecommunications	First Lien Senior Secured Loan – Revolver(6)	L+ 5.00% (1% Floor)	6/15/2023	$116	$114	$116	—
		First Lien Senior Secured Loan – Delayed Draw(6)	L+ 5.00% (1% Floor)	6/15/2023	$247	$246	$247	—
		First Lien Senior Secured Loan(6)	L+ 5.00% (1% Floor)	6/15/2023	$3,630	$3,626	$3,630	—

iBanFirst Avenue Louise 350 1050 Brussels – Belgium	Services: Business	First Lien Senior Secured Loan(1)	EURIBOR+ 8.50% (1.5% Floor)	7/13/2028	€579	$664	$642	—
		Preferred Equity	(0% Floor)	—	€5,080	$5,996	$6,324	—
		First Lien Senior Secured Loan – Revolver	EURIBOR+ 8.50% (0% Floor)	7/13/2028	€2,030	$2,246	$2,250	—

International Entertainment Investments Limited(1) 2nd Floor, Alexander House Church Path Woking, Surrey GU216EJ, United Kingdom	Media: Diversified & Production	First Lien Senior Secured Loan(1)	SONIA+ 4.75% (0% Floor)	5/31/2023	£87	$107	$114	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

International Senior Loan Program, LLC 200 Clarendon Street, 37th Floor Boston, MA 02116	Investment Vehicles	Equity Interest Investment Vehicles(1)	(0% Floor)	—	$44,555	$42,109	$46,261	—
		Subordinated Note Investment Vehicles	L+ 8.00% (1% Floor)	2/22/2028	$133,632	$133,632	$133,632	—

JHCC Holdings, LLC 1318 Pike Rd Pike Road, AL 36064	Automotive	First Lien Senior Secured Loan – Delayed Draw(5)	P+ 4.75% (1% Floor)	9/9/2025	$2,635	$2,619	$2,503	—
		First Lien Senior Secured Loan – Revolver	L+ 5.75% (1% Floor)	9/9/2025	$1,673	$1,643	$1,532	—
		First Lien Senior Secured Loan – Delayed Draw	L+ 5.75% (1% Floor)	9/9/2025	$5,782	$5,777	$5,493	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (1% Floor)	9/9/2025	$21,428	$21,236	$20,357	—

Jonathan Acquisition Company Irvine Technology Center 250 Commerce Suite 100 Irvine, CA 92602	Capital Equipment	Second Lien Senior Secured Loan	L+ 9.00% (1% Floor)	12/22/2027	$8,000	$7,828	$8,000	—

Kellstrom Aerospace Group, Inc 2500 N Military Trail, Suite 470 Boca Raton, FL 33431	Aerospace & Defense	Equity Interest	(0% Floor)	—	$1	$1,963	$792	—
		First Lien Senior Secured Loan – Revolver	SOFR+ 6.00% (1% Floor)	7/1/2025	$3,305	$3,252	$3,017	—
		First Lien Senior Secured Loan	SOFR+ 6.00% (1% Floor)	7/1/2025	$30,407	$30,046	$28,583	—

Learning Pool Capex and Acquisition Facility Clockwise Offices. Riverhouse 48-60 High Street Belfast, Northern Ireland BT1 2BE	Services: Business	First Lien Senior Secured Loan(1)	SONIA+ 6.00% (0.75% Floor)	7/7/2028	$271	$352	$357	—
		First Lien Senior Secured Loan	SONIA+ 6.00% (0.75% Floor)	7/7/2028	$97	$128	$128	—

Lightning Finco Limited 1 St. James’s Market London, United Kingdom SW1Y 4AH	Media: Broadcasting and Subscription	First Lien Senior Secured Loan(1)	L+ 5.75% (0.75% Floor)	7/14/2028	$1,443	$1,406	$1,406	—
		First Lien Senior Secured Loan	L+ 5.75% (0.75% Floor)	7/14/2028	€1,300	$1,415	$1,404	—

Lightning Holdings B, LLC 1 Airport Road, Suite #218 Morristown, NJ 07960 USA	Transportation: Cargo	Equity Interest(1)	(0% Floor)	—	$15,018	$15,328	$16,290	—

Mach Acquisition 8725 Moeller Dr Harbor Springs, MI 49740	Aerospace & Defense	First Lien Senior Secured Loan – Revolver	(0% Floor)	10/18/2026	$—	$(183)	$(176)	—
		First Lien Senior Secured Loan	L+ 7.50% (1% Floor)	10/18/2026	$32,558	$31,961	$31,989	—

Margaux Acquisition Inc. 3720 Davinci Court Suite 200 Peachtree Corners, GA 30092	FIRE: Insurance	First Lien Senior Secured Loan – Delayed Draw	L+ 5.75% (1% Floor)	12/19/2024	$9,175	$9,152	$9,175	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	12/19/2024	$—	$(26)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (1% Floor)	12/19/2024	$17,728	$17,535	$17,728	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares		Amortized Cost	Fair Value	Percentage of Class Held

Margaux UK Finance Limited(1) 1 Newall Road London, Heathrow TW6 2AS United Kingdom	FIRE: Insurance	First Lien Senior Secured Loan – Revolver(1)	(0% Floor)	12/19/2024		£—	$(5)	$(3)	—
		First Lien Senior Secured Loan	SONIA+ 5.75% (0.75% Floor)	12/19/2024		£7,551	$9,747	$9,871	—

masLabor 21 Court St Lovingston, VA 22949	Services: Business	Equity Interest	(0% Floor)	—		$345	$345	$385	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	7/1/2027		$—	$(20)	$—	—
		First Lien Senior Secured Loan	L+ 7.50% (1% Floor)	7/1/2027		$8,578	$8,335	$8,578	—

Mertus 522. GmbH(1) Pettenkoferstraße 22 a, 80336 München, Germany	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan(1)	EURIBOR+ 6.25% (0% Floor)	5/28/2026		€131	$142	$146	—
		First Lien Senior Secured Loan	EURIBOR+ 6.25% (0% Floor)	5/28/2026		€225	$247	$249	—

MRHT Acquisition Facility Am Ringofen 2 36304 Alsfeld, Germany	FIRE: Insurance	First Lien Senior Secured Loan – Delayed Draw(1)	EURIBOR+ 5.50% (0% Floor)	7/26/2028		€267	$297	$296	—
		First Lien Senior Secured Loan	EURIBOR+ 5.50% (0% Floor)	7/26/2028		€216	$249	$239	—

MRI Software LLC 28925 Fountain Pkwy Solon, OH 44139	High Tech Industries	First Lien Senior Secured Loan(5)	L+ 5.50% (1% Floor)	2/10/2026		$25,860	$25,792	$25,860	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	2/10/2026		$—	$49	$—	—

Music Creation Group Bidco GmbH Schlesische Strabe 29-30 10997 Berlin, Germany	Media: Diversified & Production	First Lien Senior Secured Loan(1)	L+ 6.25% (0.25% Floor)	2/23/2028		€4,065	$3,968	$4,065	—

MZR Aggregator 2200 Riverchase Ctr, Ste 600 Birmingham, Alabama, 35244	Services: Consumer	Equity Interest	(0% Floor)	—		$1	$798	$805	—

MZR Buyer, LLC 2200 Riverchase Ctr, Ste 600 Birmingham, Alabama, 35244	Services: Consumer	First Lien Senior Secured Loan – Revolver	(0% Floor)	12/21/2026		$—	$(82)	$—	—
		First Lien Senior Secured Loan(6)	L+ 6.75% (1% Floor)	12/21/2026		$26,951	$26,522	$26,951	—

New Look (Delaware) Corporation 4405 Chemin du Bois-Franc Saint-Laurent, QC, H4S 1A8	Retail	First Lien Senior Secured Loan – Delayed Draw	CDOR+ 5.25% (1% Floor)	5/26/2028		$321	$310	$321	—
		First Lien Senior Secured Loan(6)	CDOR+ 5.50% (1% Floor)	5/26/2028		$9,726	$9,633	$9,726	—

New Look Vision Group 4405 Chemin du Bois-Franc Saint-Laurent, QC, H4S 1A8	Retail	First Lien Senior Secured Loan – Delayed Draw(1)	CDOR+ 5.25% (1% Floor)	5/26/2028	CAD	2,414	$1,897	$1,934	—
		First Lien Senior Secured Loan – Revolver	CDOR+ 5.25% (1% Floor)	5/26/2026	CAD	1,173	$906	$939	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

New Milani Group LLC 2111 E 49th Street Vernon, CA 90058	Consumer Goods: Durable	First Lien Senior Secured Loan	L+ 6.50% (1% Floor)	6/6/2024	$20,873	$20,372	$20,665	—

NPC International, Inc. 7300 West 129th St. Overland Park, KS 66213	Beverage, Food & Tobacco	Equity Interest	(0% Floor)	—	$564	$843	$213	—

Omni Intermediate 3200 Olympus Blvd Suite 300 Dallas, TX 75019	Transportation: Cargo	First Lien Senior Secured Loan – Delayed Draw	L+ 5.00% (1% Floor)	11/23/2026	$366	$358	$358	—
		First Lien Senior Secured Loan(6)	L+ 5.00% (1% Floor)	11/23/2026	$8,126	$8,049	$8,126	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	11/23/2025	$—	$—	$—	—

Omni Logistics, LLC 1755 Transcentral Ct. Suite 400. Houston, Texas 77032	Transportation: Cargo	Second Lien Senior Secured Loan	L+ 9.00% (1% Floor)	12/30/2027	$8,770	$8,636	$8,771	—

Opus2 5 New Street Square London EC4A 3BF	Services: Business	First Lien Senior Secured Loan(1)	SONIA+ 5.50% (0% Floor)	5/5/2028	£123	$167	$161	—
		First Lien Senior Secured Loan- Revolver	(0% Floor)	5/5/2028	£—	$(168)	$—	—
		Equity Interest	(0% Floor)	—	€1,460	$1,769	$2,137	—

Paisley Bidco Limited 1 Minster Court, Mincing Lane, London, EC3R 7AA	FIRE: Insurance	First Lien Senior Secured Loan(1)	EURIBOR+ 5.50% (0% Floor)	11/26/2028	£3,210	$3,584	$3,558	—
		First Lien Senior Secured Loan- Revolver	(0% Floor)	11/26/2028	£—	$(81)	$—	—

Parcel2Go The Cube Coe Street Bolton BL3 6BU	Services: Business	First Lien Senior Secured Loan (1)	SONIA+ 5.75% (0% Floor)	7/15/2028	£39	$50	$50	—
		First Lien Senior Secured Loan	SONIA+ 5.75% (0% Floor)	7/15/2028	£125	$169	$164	—
		Equity Interest	(0% Floor)	—	£2,881	$3,983	$3,785	—

PetroChoice Holdings, Inc. 640 Freedom Business Center Drive King Of Prussia, PA 19406	Wholesale	First Lien Senior Secured Loan	L+ 5.00% (1% Floor)	8/19/2022	$9,740	$9,728	$9,229	—
		First Lien Senior Secured Loan	L+ 5.00% (1% Floor)	8/19/2022	$6,428	$6,408	$6,090	—

PPX One Seafood Way, Boston, MA 02210	Hospitality Holdings	Preferred Equity	(0% Floor)	—	$33	$—	$163	—
		Preferred Equity	(0% Floor)	—	$33	$5,000	$5,424	—

Precision Ultimate Holdings, LLC 2500 N Military Trail, Suite 470 Boca Raton, Florida 19801	Aerospace & Defense	Equity Interest	(0% Floor)	—	$1,417	$1,417	$1,245	—

Premier Imaging, LLC	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan – Delayed Draw	L+ 6.00% (1% Floor)	1/2/2025	$1,532	$1,437	$1,430	—
		First Lien Senior Secured Loan(6)	L+ 6.00% (1% Floor)	1/2/2025	$7,195	$7,094	$7,087	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

Quidditch Acquisition, Inc. 9357 Spectrum Center Blvd. San Diego, CA 92123	Hotel, Gaming & Leisure	First Lien Senior Secured Loan(6)	L+ 7.00% (1% Floor)	3/21/2025	$9,151	$9,214	$8,923	—

Refine Intermediate, Inc. Brookfield Place, 161 Bay St Toronto, ON M5J 2S1 Canada	Services: Business	First Lien Senior Secured Loan – Revolver	(0% Floor)	9/3/2026	$—	$(91)	$—	—
		First Lien Senior Secured Loan(6)	L+ 4.50% (1% Floor)	3/3/2027	$11,094	$10,888	$11,094	—

Regan Development Holdings Limited(1) 103 Lower Baggot Street, Dublin, Ireland	Construction & Building	First Lien Senior Secured Loan(1)	EURIBOR+ 6.50% (0.5% Floor)	4/18/2022	€2,087	$2,274	$2,244	—
		First Lien Senior Secured Loan	EURIBOR+ 6.50% (0.5% Floor)	4/18/2022	€677	$768	$727	—
		First Lien Senior Secured Loan	EURIBOR+ 6.50% (0.5% Floor)	4/18/2022	€6,335	$6,902	$6,775	—

REP Coinvest III- A Omni, L.P. 1755 Transcentral Ct. Suite 400. Houston, Texas 77032	Transportation: Cargo	Equity Interest	(0% Floor)	—	$1,377	$1,377	$3,089	—

Restaurant Technologies 2250 Pilot Knob Road Suite 100 Mendota Heights, MN 55120	Services: Consumer	First Lien Senior Secured Loan	SOFR+ 4.75% (0% Floor)	3/19/2029	$3,369	$3,284	$3,284	—

Revalize, Inc. 8800 W Baymeadows Way #500 Jacksonville, FL 32256	High Tech Industries	First Lien Senior Secured Loan – Delayed Draw	(0% Floor)	4/15/2027	$—	$(127)	$(100)	—
		First Lien Senior Secured Loan – Revolver	L+ 5.75% (0% Floor)	4/15/2027	$838	$825	$827	—
		First Lien Senior Secured Loan – Delayed Draw(6)	L+ 5.25% (1.5% Floor)	4/15/2027	$5,117	$5,070	$5,079	—

RoC Opco LLC 261 Madison Ave FL 16 New York, NY, 10016	Consumer Goods: Non-Durable	First Lien Senior Secured Loan – Revolver	(0% Floor)	2/25/2025	$—	$(103)	$—	—
		First Lien Senior Secured Loan(6)	L+ 8.50% (1% Floor)	2/25/2025	$31,157	$30,733	$31,157	—

Service Master 12 Continental Blvd Merrimack, NH 03054	Construction & Building	First Lien Senior Secured Loan – Revolver	L+ 7.50% (1% Floor)	8/16/2027	$1,888	$1,808	$1,888	—
		First Lien Senior Secured Loan	L+ 7.50% (1% Floor)	8/16/2027	$936	$919	$936	—
		Equity Interest	(0% Floor)	—	$327	$327	$341	—

Smartronix 44150 Smartronix Way, STE 200 Hollywood, MD 20636	Services: Business	First Lien Senior Secured Loan – Revolver	(0% Floor)	11/23/2028	$—	$(120)	$(79)	—
		First Lien Senior Secured Loan(6)	L+ 6.00% (1% Floor)	11/23/2028	$23,732	$23,282	$23,435	—

Solaray, LLC 401 S. Wilcox Street Castle Rock, CO 80104	Consumer Goods: Non-Durable	First Lien Senior Secured Loan – Delayed Draw	L+ 5.50% (1% Floor)	9/9/2023	$14,276	$14,276	$14,276	—
		First Lien Senior Secured Loan – Revolver	L+ 4.50% (1% Floor)	9/9/2022	$2,267	$2,259	$2,267	—
		First Lien Senior Secured Loan (6)	L+ 5.50% (1% Floor)	9/11/2023	$30,926	$30,926	$30,926	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares	Amortized Cost	Fair Value	Percentage of Class Held

Stanton Carpet 100 Sunnyside Blvd Ext #100 Woodbury, NY 11797	Consumer goods: Durable	Second Lien Senior Secured Loan	L+ 9.00% (1% Floor)	4/1/2028	$14,664	$14,387	$14,445	—

SumUp Holdings Luxembourg S.à.r.l.(1) 153-155, rue du Kiem L – 8030 Strassen Luxembourg	Services: Business	First Lien Senior Secured Loan(1)	EURIBOR+ 8.50% (1.5% Floor)	2/17/2026	€6,650	$7,943	$7,370	—
		First Lien Senior Secured Loan	EURIBOR+ 8.50% (1.5% Floor)	2/17/2026	€7,055	$8,213	$7,818	—

SunMed Group Holdings, LLC 2710 Northridge Drive NW Grand Rapids, MI 49544 USA	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan – Revolver	L+ 5.75% (0.75% Floor)	6/16/2027	$197	$178	$197	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (0.75% Floor)	6/16/2028	$8,760	$8,622	$8,760	—

Superna Inc. 104 Schneider Road, Kanata, K2K 1Y2 Ottawa, ON K2K 0E3, Canada	High Tech Industries	First Lien Senior Secured Loan(1) (6)	SOFR+ 6.25% (1% Floor)	3/6/2028	$26,033	$25,507	$25,773	—
		First Lien Senior Secured Loan – Delayed Draw	(0% Floor)	3/6/2028	$—	$(26)	$(26)	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	3/6/2028	$—	$(26)	$(26)	—
		Equity Interest	(0% Floor)	—	$1,463	$1,463	$1,463	—

Surrey Bidco Limited(1) Brighton Study Centre, 1 Billinton Way Brighton, East Sussex, England, BN1 4LF	Services: Consumer	First Lien Senior Secured Loan(1)	SONIA+ 6.00% PIK (0.5% Floor)	5/11/2026	£52	$65	$60	—

Swoogo LLC 1925 Century Park East Suite 1700 Los Angeles, CA 90067	High Tech Industries	First Lien Senior Secured Loan – Revolver	(0% Floor)	12/9/2026	$—	$(23)	$(25)	—
		First Lien Senior Secured Loan	L+ 8.00% (1% Floor)	12/9/2026	$2,330	$2,286	$2,283	—

TA/Weg Holdings 505 North Highway 169, Suite 900 Plymouth, MN	FIRE: Finance	First Lien Senior Secured Loan – Delayed Draw(6)	L+ 5.75% (1% Floor)	10/2/2025	$9,471	$9,471	$9,471	—
		First Lien Senior Secured Loan – Delayed Draw	L+ 5.75% (1% Floor)	10/2/2025	$2,391	$2,380	$2,391	—

Tangent Technologies Acquisition, LLC 1001 Sullivan Rd Aurora, IL 60506	Consumer goods: durable	Second Lien Senior Secured Loan	SOFR+ 8.75% (1% Floor)	5/30/2028	$8,915	$8,743	$8,737	—

TCFIII Owl Finance, LLC 10100 Dixie Hwy #2414 Village of Clarkston, MI 48348	Capital Equipment	First Lien Senior Secured Loan	12% (0% Floor)	1/30/2027	$4,420	$4,356	$4,354	—

TecoStar Holdings, Inc. 4 Embarcadero Center Suite 1900 San Francisco, CA 94111-4191 United States	Healthcare & Pharmaceuticals	Second Lien Senior Secured Loan	L+ 8.50% (1% Floor)	11/1/2024	$9,472	$9,362	$8,880	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares		Amortized Cost	Fair Value	Percentage of Class Held

TEI Holdings Inc. 10850 West Park Place Suite 600 Milwaukee, WI 53224	Services: Business	First Lien Senior Secured Loan – Revolver	L+ 5.75% (1% Floor)	12/23/2025		$458	$412	$458	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (1% Floor)	12/23/2026		$38,695	$38,425	$38,695	—

TGI Sport Bidco Pty Ltd Sydney NSW 2000 Australia	Media: Advertising, Printing & Publishing	First Lien Senior Secured Loan(1)	BBSY+ 7.00% (0.5% Floor)	4/30/2026	AUD	97	$75	$69	—
		First Lien Senior Secured Loan- Revolver	(0% Floor)	4/30/2026	AUD	—	$—	$(156)	—

Thrasio, LLC 85 Walpole Street Walpole, MA 02081	Retail	First Lien Senior Secured Loan(6)	L+ 7.00% (1% Floor)	12/18/2026		$8,550	$8,347	$8,550	—

TLC Holdco LP 2149 S Jupiter Rd. Garland, Texas, 75041	Consumer goods: Durable	Equity Interest	(0% Floor)	—		$1,188	$1,186	$446	—

TLC Purchaser, Inc. 2149 S Jupiter Rd. Garland, Texas, 75041	Consumer goods: Durable	First Lien Senior Secured Loan – Delayed Draw	(0% Floor)	10/13/2025		$—	$(42)	$(854)	—
		First Lien Senior Secured Loan – Revolver	P+ 5.25% (0% Floor)	10/13/2025		$6,408	$6,303	$5,340	—
		First Lien Senior Secured Loan(6)	L+ 6.25% (1% Floor)	10/13/2025		$31,371	$30,978	$27,607	—

Toro Private Investments II, L.P.(1) Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom	Transportation: Consumer	Equity Interest(1)	(0% Floor)	—		$3,090	$3,090	$1,353	—
		First Lien Senior Secured Loan	L+ 5.00% (1.75% PIK) (0% Floor)	5/29/2026		$6,718	$4,958	$5,988	—
		First Lien Senior Secured Loan	L+ 1.50% (7.25% PIK) (1% Floor)	2/28/2025		$380	$376	$395	—

Utimaco, Inc.(1) 900 E Hamilton Ave, Suite 400 Campbell, CA 95008	High Tech Industries	First Lien Senior Secured Loan(1)	L+ 4.00% (0% Floor)	8/9/2027		$148	$146	$148	—
V Global Holdings LLC	Chemicals, Plastics & Rubber	First Lien Senior Secured Loan(6)	SOFR+ 5.25% (0.75% Floor)	12/22/2027		$14,391	$14,069	$14,391	—
		First Lien Senior Secured Loan – Revolver	SOFR+ 5.25% (0.75% Floor)	12/22/2025		$—	$(147)	$—	—

Ventiv Holdco, Inc. 3350 Riverwood Parkway 20th Floor Atlanta, GA 30339	High Tech Industries	First Lien Senior Secured Loan – Revolver	(0% Floor)	9/3/2025		$—	$(36)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.50% (1% Floor)	9/3/2025		$13,883	$13,754	$13,883	—
		Equity Interest	(0% Floor)	—		$28	$2,833	$2,514	—

VPARK BIDCO AB(1) c/o Vitruvian Partners Strandvägen 7A, Stockholm 114 56 Sweden	High Tech Industries	First Lien Senior Secured Loan(1)	CIBOR+ 4.00% (0.75% Floor)	3/10/2025	DKK	570	$92	$85	—
		First Lien Senior Secured Loan	NIBOR+ 4.00% (0.75% Floor)	3/10/2025	NOK	740	$93	$84	—

Walker Edison 4350 West 2100 South Salt Lake City, UT 84120	Retail	First Lien Senior Secured Loan(6)	L+ 5.75% (3.00% PIK) (1% Floor)	8/5/2027		$20,692	$20,505	$19,709	—

Name and Address of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity	Par/ Principal/ Shares		Amortized Cost	Fair Value	Percentage of Class Held

WCI Gigawatt Purchaser 777 Emory Valley Road Oak Ridge, TN 37830	Services: Business	First Lien Senior Secured Loan – Delayed Draw	L+ 5.75% (1% Floor)	11/19/2027		$3,219	$3,116	$3,170	—
		First Lien Senior Secured Loan – Revolver	L+ 5.75% (1% Floor)	11/19/2027		$483	$415	$451	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (1% Floor)	11/19/2027		$11,475	$11,230	$11,360	—

WCI-HSG HOLDCO, LLC 8 Neshaminy Interplex Suite 221 Trevose, PA 19053	Aerospace & Defense	Preferred Equity	(0% Floor)	—		$675	$675	$2,097	—

WCI-HSG Purchaser, Inc. 8 Neshaminy Interplex Suite 221 Trevose, PA 19053	Aerospace & Defense	First Lien Senior Secured Loan – Revolver(6)	L+ 4.75% (1% Floor)	2/22/2025		$309	$305	$309	—
		First Lien Senior Secured Loan(6)	L+ 4.75% (1% Floor)	2/24/2025		$8,688	$8,625	$8,688	—

Whitcraft LLC 76 County Rd Eastford, CT 06242	Aerospace & Defense	First Lien Senior Secured Loan – Revolver	(0% Floor)	4/3/2023		$—	$(6)	$(59)	—
		First Lien Senior Secured Loan(6)	L+ 6.00% (1% Floor)	4/3/2023		$28,908	$28,807	$27,968	—

World Insurance	FIRE: Insurance	First Lien Senior Secured Loan – Delayed Draw(6)	L+ 5.75% (1% Floor)	4/1/2026		$8,337	$8,271	$8,337	—
		First Lien Senior Secured Loan – Revolver	L+ 5.75% (1% Floor)	4/1/2026		$70	$55	$70	—
		First Lien Senior Secured Loan(6)	L+ 5.75% (1% Floor)	4/1/2026		$3,137	$3,084	$3,137	—

WP CPP Holdings, LLC. 1621 Euclid Ave. Suite 1850 Cleveland, Ohio 44115	Aerospace & Defense	Second Lien Senior Secured Loan	L+ 7.75% (1% Floor)	4/30/2026		$11,724	$11,653	$11,479	—

WSP 7820 E Pleasant Valley Rd Independence, OH 44131	Consumer goods: Wholesale	First Lien Senior Secured Loan(6)	L+ 6.25% (1% Floor)	4/27/2027		$6,048	$5,938	$5,851	—
		First Lien Senior Secured Loan – Delayed Draw	(0% Floor)	4/27/2023		$—	$(28)	$(58)	—
		Equity Interest	(0% Floor)	—		$2,898	$2,898	$2,182	—
		First Lien Senior Secured Loan – Revolver	L+ 6.25% (0% Floor)	4/27/2027		$47	$39	$33	—

WU Holdco, Inc. 705 Tri-State Parkway Gurnee, IL 60031	Consumer Goods: Non-Durable	First Lien Senior Secured Loan – Revolver	L+ 5.50% (0% Floor)	3/26/2025		$563	$532	$563	—
		First Lien Senior Secured Loan(6)	L+ 5.50% (1% Floor)	3/26/2026		$37,895	$37,409	$37,895	—
		First Lien Senior Secured Loan – Delayed Draw(5)	L+ 5.50% (1% Floor)	3/26/2026		$1,708	$1,679	$1,708	—

YLG Holdings, Inc. 220 Elm Street New Canaan, CT 06840	Construction & Building	First Lien Senior Secured Loan – Delayed Draw	L+ 6.00% (0.25% Floor)	10/31/2025		$5,047	$5,042	$5,047	—
		First Lien Senior Secured Loan – Revolver	(0% Floor)	10/31/2025		$—	$(51)	$—	—
		First Lien Senior Secured Loan(6)	L+ 5.25% (1% Floor)	10/31/2025		$27,361	$27,231	$27,361	—

Zeppelin BidCo Pty Limited(1) Sydney 200 NSW Sydney, Australia	Services: Consumer	First Lien Senior Secured Loan(1)	BBSY+ 5.00% (0% Floor)	6/28/2024	AUD	206	$142	$155	—

Total Investments							$2,169,142	$2,154,672

DETERMINATION OF NET ASSET VALUE
In accordance with the procedures adopted by our Board, the NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding at the date as of which the determination is made.
We conduct the valuation of our assets, pursuant to which our NAV shall be determined, at all times consistent with U.S. GAAP and the 1940 Act. We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. The fair value of a financial instrument is the amount that would be received in an orderly transaction between market participants at the measurement date. We determine the fair value of investments consistent with our valuation policy. We disclose the fair value of our investments in a hierarchy which prioritizes and ranks the level of market observability used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1 — Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

•	Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 — Valuations based on inputs that are unobservable and significant to the fair value measurement.
A financial instrument’s level within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuations of Level 2 investments are generally based on quotations received from pricing services, dealers or brokers. Consideration is given to the source and nature of the quotations and the relationship of recent market activity to the quotations provided.
Transfers between levels, if any, are recognized at the beginning of the reporting period in which the transfers occur. We evaluate the source of inputs used in the determination of fair value, including any markets in which the investments, or similar investments, are trading. When the fair value of an investment is determined using inputs from a pricing service (or principal market makers), we consider various criteria in determining whether the investment should be classified as a Level 2 or Level 3 investment. Criteria considered include the pricing methodologies of the pricing services (or principal market makers) to determine if the inputs to the valuation are observable or unobservable, as well as the number of prices obtained and an assessment of the quality of the prices obtained. The level of an investment within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that might ultimately be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
Investments for which market quotations are readily available are typically valued at such market quotations. Market quotations are obtained from an independent pricing service, where available. If a price cannot be obtained from an independent pricing service or if the independent pricing service is not deemed to be current with the market, certain investments that we hold are valued on the basis of prices provided by principal market makers. Generally investments marked in this manner are marked at the mean of the bid and ask of the independent broker quotes obtained. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value, subject at all times to the oversight and approval of our Board, based on, among other things, the input of our Advisor, our Audit Committee and one or more independent valuation firms engaged by our Board.
With respect to unquoted securities, we value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate and/or assist us in our valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.
Our Board retains one or more independent valuation firms to review the valuation of each of our portfolio investments constituting a material portion of our portfolio for which market quotations are not available at least once during each
12-month
period. However, our Board may exclude from such independent review de minimis
investments of less than 1.0% of our total assets (up to an aggregate of 10% of our total assets).
With respect to investments for which market quotations are not readily available, our Board undertakes a multi-step valuation process each quarter, as described below:

•
Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our Advisor responsible for the portfolio investment or by an independent valuation firm;

•	Preliminary valuation conclusions are then documented and discussed with our senior management and our Advisor;

•	Our Audit Committee reviews the valuations presented and recommends values for each of the investments to our Board;

•	At least once annually, the valuation for each portfolio investment constituting a material portion of our portfolio will be reviewed by an independent valuation firm; and

•
Our Board discusses valuations and determines the fair value of each investment in our portfolio in good faith based upon the input of our Advisor, independent valuation firms, where applicable, and our Audit Committee.

In following this approach, the types of factors that are taken into account in the fair value pricing of investments include, as relevant, but are not limited to: comparison to publicly traded securities, including factors such as yield, maturity and measures of credit quality; the enterprise value of a portfolio company; the nature and realizable value of any collateral; the portfolio company’s ability to make payments and its earnings and discounted cash flows; and the markets in which the portfolio company does business. In cases where an independent valuation firm provides fair valuations for investments, the independent valuation firm provides a fair valuation report, a description of the methodology used to determine the fair value and their analysis and calculations to support their conclusion. We currently conduct this valuation process on a quarterly basis.
Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our consolidated financial statements.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based on relevant portions of the DGCL and on our Certificate of Incorporation and Bylaws. We refer you to our Certificate of Incorporation and Bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, for a more detailed description of the provisions summarized below.
Capital Stock
General
Under the terms of our Certificate of Incorporation, our authorized stock consists solely of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
The following are our outstanding classes of securities as of March 31, 2022:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	100,000,000,000	—	64,562,265
Preferred Stock	10,000,000,000	—	—
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, are duly authorized, validly issued, fully paid and non-assessable.
Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any outstanding preferred stock to elect certain directors, as described below, each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of our directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which, subject to the rights of holders of any outstanding preferred stock to elect certain directors as described below, means that holders of a majority of the outstanding shares of our common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our Certificate of Incorporation authorizes our Board to create and issue one or more series of preferred stock to the extent permitted by the 1940 Act. Prior to the issuance of shares of each class or series of preferred stock, our Board will be required by Delaware law and by our Certificate of Incorporation to set the voting powers, full or limited, and the designations, preferences and relative, participation, optional or other special rights, and the qualifications, limitations or restrictions thereof, for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Stockholders should note, however, that any issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets (or 662/3% if certain disclosure and approval requirements are met) after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would be entitled to vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently intend to issue preferred stock during the next 12 months. The issuance of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect our common stock by making an investment in the common stock less attractive.
Provisions of the DGCL and Our Certificate of Incorporation and Bylaws
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
The indemnification of our officers and directors is governed by Section 145 of the DGCL, our Certificate of Incorporation and Bylaws. Section 145(a) of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful.
Section 145(b) of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of such corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. Section 145 of the DGCL also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 of the DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.
Our Certificate of Incorporation requires us to indemnify to the full extent permitted by Section 145 of the DGCL all persons whom we may indemnify under that section. Our Certificate of Incorporation also provides that expenses incurred by our officers or directors in defending any action, suit or proceeding for which they may be entitled to indemnification under our Certificate of Incorporation shall be paid in advance of the final disposition of such action, suit or proceeding.
Our Certificate of Incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. Section 102(b)(7) of the DGCL provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.
Our Bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL.
As a BDC, we are not permitted to, and will not indemnify our Advisor, any of our executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.
Delaware Anti-takeover Law
The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds
of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Classified Board of Directors
Our Certificate of Incorporation provides that our Board, subject to any rights of holders of one or more series of preferred stock to elect additional preferred directors, is divided into three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. The current terms of the first, second and third classes will expire at each annual meeting of our stockholders and, in each case, those directors will serve until their successors are duly elected and qualify or until his or her resignation, removal from office, death or incapacity. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors
Our Bylaws provide that, unless otherwise provided in our Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting of stockholders and entitled to vote at such meeting is required to elect a director. Under our Certificate of Incorporation, our Board may amend the Bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our Certificate of Incorporation provides that the number of directors is set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our Certificate of Incorporation does not), directors on a classified board such as our Board may be removed only for cause. Under our Certificate of Incorporation and Bylaws, subject to the applicable requirements of the 1940 Act and the rights of holders of one or more series of preferred stock, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our remaining directors then in office, even if our remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.
Action by Stockholders
Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This provision, combined with the requirements by our Certificate of Incorporation regarding the calling of an annual meeting or special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of our Board, (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. Nominations of persons for election to our Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that our Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our Bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings
Our Certificate of Incorporation provides that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of our Board, the Chief Executive Officer or our Board. In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Conflict with 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our Certificate of Incorporation or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our Certificate of Incorporation provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on our records, with postage thereon prepaid.

DESCRIPTION OF PREFERRED STOCK
In addition to shares of common stock, our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock to the extent permitted by the 1940 Act. Prior to the issuance of shares of each series of preferred stock, our Board of Directors will be required by Delaware law and by our certificate of incorporation to establish the voting powers (full or limited, or no voting powers), and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each series of our preferred stock. Thus, to the extent permitted by the Investment Company Act, the Board of Directors could authorize the issuance of shares of a series of our preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Any issuance of preferred stock must comply with the requirements of the 1940 Act.
The 1940 Act generally requires that (1) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets less liabilities not represented by indebtedness, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well As whether such dividends are cumulative or non-cumulative
and participating or
non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative. If we issue shares of preferred stock, holders of such preferred stock will be entitled to receive cash dividends at an annual rate that will be fixed or will vary for the successive dividend periods for each series. In general, the dividend periods for fixed rate preferred stock can range from quarterly to weekly and are subject to extension. We expect the dividend rate to be variable and determined for each dividend period.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common or preferred stock or a specified principal amount of debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form; if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years, (2) the exercise price is not less than the market value of our common stock at the date of issuance, (3) if no such market value exists for our common stock, the exercise price is not less than the then current NAV per share of our common stock (unless the requirements of Section 63 of the 1940 Act are met), (4) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (5) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
On June 10, 2020, the Company entered into the Note Purchase Agreement with various purchasers, in connection with the Company’s issuance of $150 million aggregate principal amount of its 8.500% senior unsecured notes due 2023, so called the 2023 Notes. The Notes will mature on June 10, 2023. The Notes will bear interest at a rate of 8.500% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020. The Company has the right to, at its option, redeem all or a part that is not less than 10% of the Notes (i) prior to June 10, 2022, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus an applicable “make-whole” amount equal to (x) the discounted value of the remaining scheduled payments with respect to the principal of such Note that is to be prepaid or becomes due and payable pursuant to the Note Purchase Agreement over (y) the amount of such called principal, plus accrued and unpaid interest, if any, and (ii) on or after June 10, 2022, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the certain of the Company’s subsidiaries, financing vehicles or similar facilities. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
The sale of the 2023 Notes generated net proceeds of approximately $146.4 million, including an offering discount of $1.5 million and debt issuance costs in connection with the transaction, including fees and commissions, of $2.1 million.
The 2023 Notes will mature on June 10, 2023 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Note Purchase Agreement. The 2023 Notes will bear interest at a rate of 8.50% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020. As of March 31, 2022, the Company was in compliance with the terms of the Note Purchase Agreement governing the 2023 Notes.
On July 16, 2021 the Company repurchased $37.5 million of the 2023 Notes at a total cost of $39.5 million. This resulted in a realized loss on the extinguishment of debt of $2.5 million, which included a premium paid of $2.0 million and acceleration of unamortized debt issuance costs and original issue discount of $0.5 million.
On March 10, 2021, the Trustee, entered into the Base Indenture and the First Supplemental Indenture between the Company and the Trustee. The First Supplemental Indenture relates to the Company’s issuance of $300.0 million aggregate principal amount of its 2.950% notes due 2026 (the “March 2026 Notes”).
The March 2026 Notes will mature on March 10, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The March 2026 Notes bear interest at a rate of 2.950% per year payable semi-annually on March 10th and September 10th of each year, commencing on September 10, 2021. The March 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The net proceeds to the Company from the March 2026 Notes were $294.3 million, after deducting the underwriting discounts and commissions of $4.4 million payable by the Company and offering expenses of $1.3 million payable by the Company.
On October 13, 2021, the Company and the Trustee entered into the Second Supplemental Indenture to the Indenture between the Company and the Trustee. The Second Supplemental Indenture relates to the Company’s issuance of $300.0 million aggregate principal amount of its 2.550% notes due 2026 (the “October 2026 Notes,” and together with the March 2026 Notes, the “2026 Notes”).
The October 2026 Notes will mature on October 13, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The October 2026 Notes bear interest at a rate of 2.550% per year payable semi-annually on April 13 and October 13 of each year, commencing on April 13, 2022. The October 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the October 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
We may issue additional debt securities in one or more series. The specific terms of each additional series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered in the United States, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, see “Description of our Debt Securities — Events of Default” for more information. Second, the trustee performs certain administrative duties for us, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities issued pursuant to this prospectus and any accompanying prospectus supplement. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest, you will need to read the indenture. See “Available Information” for information on how to obtain a copy of the indenture.
A prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities and whether or not the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount (“OID”);

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange; and

•	any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that we are in compliance with our asset coverage ratio, as defined in the 1940 Act. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and any prospectus supplement, or offered debt securities, and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities, or underlying debt securities may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Description of our Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
A prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
If any debt securities are convertible into shares of our common stock, the exercise price for such conversion will not be less than the NAV per share at the time of issuance of such debt securities (unless the majority of our board of directors determines that a lower exercise price is in the best interests of us and our stockholders, a majority of our stockholders (including stockholders who are not affiliated persons of us) have approved an issuance of common stock below the then current NAV per share in the 12 months preceding the issuance, and the exercise price closely approximates the market value of our common stock at the time the debt securities are issued).
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities.

Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we expect that we will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Description of our Debt Securities—Global Securities—Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Description of our Debt Securities—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•
an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security Will Be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry
form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Description of our Debt Securities—Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we are unable to appoint another institution to act as depositary;

•	if we notify the trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Description of our Debt Securities—Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Description of our Debt Securities—Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series may include any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date;

•
we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs, including certain defaults by any of our significant subsidiaries.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest or in the payment of any sinking or purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”), security, or both, satisfactory to the trustee. If reasonable indemnity and/or security is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no event of default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of our Debt Securities — Modification or Waiver — Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•	for OID securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of our Debt Securities — Defeasance — Full Defeasance.” We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Description of our Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

•
if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
we may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•
if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
we may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service, or IRS, ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate certifying compliance with all conditions precedent to defeasance.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Description of our Debt Securities — Indenture Provisions — Subordination.”
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
The Trustee under the Indenture
U.S. Bank National Association is the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the exercise price or a formula for the determination of the exercise price for such subscription rights;

•	the number or a formula for the determination of the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights would commence, and the date on which such rights will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include securities issued by the U.S. Treasury. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.
If a unit includes a share of common stock, the public offering price for the unit will reflect a price per share of common stock that equals or exceeds our then current NAV per share, unless the requirements of Section 63 of the 1940 Act have been satisfied. Section 63 permits us to sell shares of common stock below our then current NAV per share if: (1) the majority of our board of directors approves the offering as being in the best interests of us and our stockholders, (2) a majority of our stockholders (including a majority of our stockholders who are not affiliated persons of us) have approved the issuance of common stock below the then current NAV per share in the 12 months preceding the offering and (3) the offering price closely approximates the market value of the common stock. If the requirements of Section 63 of the 1940 Act are met, the price per share of common stock included in a unit may be below the Company’s then current NAV per share. See “Sales of Common Stock Below Net Asset Value” for more information.
Units may also include warrants to purchase shares of our common stock in the future. We may generally only offer such warrants if (1) the warrants expire by their terms within ten years, (2) the exercise price is not less than the market value of our common stock at the date of issuance, (3) the exercise prices is not less than the then current NAV per share of our common stock (unless the Section 63 requirements are met), (4) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (5) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them have been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.
Units may also include subscription rights to purchase shares of our common stock. We will not offer transferable subscription rights in a unit providing for subscription at a price below the then current NAV per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third
of our outstanding common stock at the time such rights are issued.
Units may also include debt securities. If such debt securities are convertible into shares of our common stock, the exercise price for such conversion will not be less than the NAV per share of our common stock at the time of issuance of the unit (unless the Section 63 requirements are met).
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DIVIDEND REINVESTMENT PLAN
We have adopted a DRIP that is an “opt out” DRIP. As a result, if our Board declares a cash distribution, then our stockholders who acquire shares of our common stock after our listing and have not elected to “opt out” of our DRIP will have their cash distributions automatically reinvested in additional shares of our common stock as described below. Any stockholders who held shares of our common stock prior to our listing had to opt in to the DRIP.
No action would be required on the part of a registered stockholder who acquired shares of our common stock after our listing on the New York Stock Exchange to have his or her cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying the plan administrator and our transfer agent and registrar in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for each stockholder to acquire shares in non-certificated
form through the plan if such stockholders have not elected to receive their distributions in cash. Those stockholders who hold shares through a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.
With respect to each distribution, our Board reserves the right, subject to the provisions of the 1940 Act, to either issue new shares of common stock or to make open market purchases of its shares for the accounts of participants. Following our listing on the New York Stock Exchange, the number of shares of common stock to be issued to a participant will be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of common stock at the close of regular trading on the New York Stock Exchange on the date of such distribution subject to the adjustments described below. The market price per share of common stock on a particular date shall be the closing price for such shares on the New York Stock Exchange on such date or, if no sale is reported for such date, at the average of their reported bid and asked prices. However, if the market price per share exceeds the most recently computed NAV per share, we will issue shares at the greater of (i) the most recently computed NAV per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed NAV per share).
There will be no brokerage or other charges to stockholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by us. Participants may terminate their accounts under the plan by notifying the plan administrator in writing. Such termination will be effective immediately if received by the plan administrator at least three days prior to any distribution date; otherwise such termination or resumption will be effective with respect to subsequent distributions. Following this offering, if a participant elects to sell part or all of his, her or its shares held by the plan administrator and have the proceeds remitted to the participant, such request must first be submitted to the participant’s broker, who will coordinate with the plan administrator and is authorized to deduct a per-share
brokerage commission from the sale proceeds.
Stockholders who receive distributions in the form of shares are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash dividends would be reinvested in shares, such stockholder will not receive cash with which to pay applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of shares received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case the stockholder’s basis in the new shares will generally be equal to its fair market value. Any shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such shares are credited to the U.S. holder’s account.

The DRIP may be amended or terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us. Upon any termination, the plan administrator will cause the shares of common stock held for a participant under the plan to be delivered to the participant.
Additional information concerning the DRIP may be obtained from the plan administrator by mail at 615 E. Michigan St., Milwaukee, WI 53202 or by phone at (855)
862-6092.
Participants who hold their shares through a broker or other nominee should direct correspondence or questions concerning the DRIP to their broker or nominee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt
organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market
their securities holdings, pass-through entities (including
S-corporations)
pension plans and trusts, financial institutions, real estate investment trusts (“REITs”), RICs, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we were to invest in tax-exempt
securities or certain other investment assets.
For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A
“non-U.S.
stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.
Election to Be Taxed as a RIC
We have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income
and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, dividends of an amount at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid (the “Annual Distribution Requirement”). Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute to our stockholders in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year
period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirement”).
Taxation as a RIC
If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

•
then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we timely distribute (or are deemed to timely distribute) to stockholders. As a RIC, we will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed (or deemed distributed) as dividends to our stockholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

•
diversify our holdings so that at the end of each quarter of the taxable year (i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and (ii) no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships (collectively, the “Diversification Tests”).

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities. For the purpose of determining whether the Company satisfies the 90% Income Test and the Diversification Tests described above, the character of our distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are treated as disregarded as separate from us for U.S. federal income tax purposes, generally will be determined as if we realized these tax items directly. Further, in order to calculate the value of our investment in the securities of an issuer for purposes of applying the 25% Diversification Test described above, the Company’s proper proportion of any investment in the securities of that issuer that are held by a member of our “controlled group” must be aggregated with our investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with us if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) we directly own at least 20% or more of the combined voting stock of at least one of the other corporations.
In addition, as a RIC we are subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year as described above. If we do not meet Excise Tax Avoidance Requirement, we will be subject to a 4% nondeductible U.S. federal excise tax on the undistributed amount. The failure to meet the Excise Tax Avoidance Requirement will not cause us to lose our RIC status. Although we currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement, under certain circumstances, we may choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We may then be required to pay a 4% excise tax on such income or capital gains.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Any underwriting fees paid to us are not deductible. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the taxable year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments may face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash
taxable income.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections that are intended to maintain our status as a RIC and avoid a fund-level tax.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirem
e
nts relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Failure to Qualify as a RIC
If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates (and any applicable U.S. state and local taxes). The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.
Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates (as well as any applicable U.S. state and local taxes), we would not be able to deduct dividend distributions to stockholders, nor would such distribution be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate
stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in
gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.
Although we expect to operate in a manner so as to qualify continuously as a RIC, we or our investment adviser may decide in the future that we should be taxed as a C corporation, even if we would otherwise qualify as a RIC, if we determine that treatment as a C corporation for a particular year would be in our best interest.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Our Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified
dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without receipt of a corresponding cash payment, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.
A portfolio company in which we invest may face financial difficulties that require us to work-out,
modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses or future non-cash
income. Any such transaction could also result in our receiving assets that give rise to non-qualifying
income for purposes of the 90% Income Test or that otherwise would not count toward satisfying the Diversification Requirements.
Our investment in
non-U.S.
securities may be subject to
non-U.S.
income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to
non-U.S.
taxes paid by us.
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or a QEF, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market
at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “
Material U.S. Federal Income Tax Considerations

—

Taxation as a RIC
” above.
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Some of the income that we might otherwise realize directly, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out
or restructuring of a portfolio investment or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be established and used to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on income.
Taxation of U.S. Stockholders
The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “—
Taxation of
Non-U.S.
Stockholders
” below.

Distributions
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. To the extent such distributions paid by us to non-corporate
stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions paid by us to corporate stockholders generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate
stockholders as well as will not be eligible for the corporate dividends received deduction.
Individuals (and certain other
non-corporate
entities) are generally eligible for a 20% deduction with respect to taxable ordinary dividends from REITs and certain taxable income from publicly traded partnerships. Treasury regulations allow a RIC to pass through to its U.S. stockholders such taxable ordinary REIT dividends. Accordingly, if we receive taxable ordinary REIT dividends, individual (and certain other non-corporate)
stockholders may be able to take advantage of this 20% deduction with respect to any such amounts passed through 2025. However, the Treasury regulations do not provide a mechanism for us to pass through to stockholders income from publicly traded partnerships that would be eligible for such deduction if received directly by the stockholders.
Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by stockholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.
Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently generally at a maximum rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares.
Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but report the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their pro rata allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. A stockholder’s basis for determining gain or loss upon the sale of shares received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case the stockholder’s basis in the new shares will generally be equal to its fair market value.
Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but report the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their pro
 rata
share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their pro
 rata
allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we may, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.
If an investor purchases shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.
We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.

Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (1) shares of our common stock and our preferred stock collectively being held by at least 500 persons at all times during a taxable year, (2) shares of our common stock being treated as regularly traded on an established securities market for any taxable year, or (3) shares of our common stock are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (1) our earnings will be computed without taking into account such U.S. stockholders’ allocable shares of the management and incentive fees paid to our Advisor and certain of our other expenses, (2) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for such taxable year, (3) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year and (4) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.
Dispositions
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares of our common stock for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock or substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general,
non-corporate
U.S. stockholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. These rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income.
Non-corporate
U.S. stockholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate
U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Legislation requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the Internal Revenue Service and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax on Net Investment Income
A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. stockholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers and $125,000 in the case of married individuals filing a separate return). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, including our common stock, and net gain attributable to the disposition of stock, including our common stock (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.
Backup Withholding
Backup withholding, currently at a rate of 24%, may be applicable to all taxable distributions to any non-corporate
U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.
Taxation of
Non-U.S.
Stockholders
The following discussion applies only to
non-U.S.
stockholders. Whether an investment in shares of our common stock is appropriate for a
non-U.S.
stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock by a
non-U.S.
stockholder may have adverse tax consequences to such
non-U.S.
stockholder.
Non-U.S.
stockholders should consult their own tax advisers before investing in our common stock.
Distributions; Dispositions
Subject to the discussion below, distributions of our “investment company taxable income” to
non-U.S.
stockholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to
non-U.S.
stockholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the
non-U.S.
stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the
non-U.S.
stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a
non-U.S.
stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.
Certain properly reported dividends received by a
non-U.S.
stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year), in each case provided we report them as such and certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our common stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report a payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.
Non-U.S.
source interest income is not eligible for exemption from U.S. federal withholding tax, and distributions of
non-U.S.
source income will be subject to the 30% U.S. withholding tax unless reduced by an applicable tax treaty.
Actual or deemed distributions of our net capital gains to a
non-U.S.
stockholder, and gains recognized by a
non-U.S.
stockholder upon the sale of shares of our common stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the
non-U.S.
stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the
non-U.S.
stockholder in the United States or, in the case of an individual
non-U.S.
stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a
non-U.S.
stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the
non-U.S.
stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the
non-U.S.
stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate
non-U.S.
stockholder, distributions (both actual and deemed), and gains realized upon the sale of shares of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A
non-U.S.
stockholder who is a
non-resident
alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the
non-U.S.
stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a
non-U.S.
stockholder or otherwise establishes an exemption from backup withholding.
Withholding and Information Reporting on Foreign Financial Accounts
Under the Code and Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of the dividends on our common stock to (i) a
non-U.S.
financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such
non-U.S.
financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or is subject to an applicable “intergovernmental agreement” or (ii) a non-financial
non-U.S.
entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made,
non-U.S.
stockholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Non-U.S.
stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and
non-U.S.
tax consequences, of an investment in shares of our common stock.
Tax Shelter Reporting Regulations
If a stockholder recognizes a loss with respect to its shares of common stock in excess of certain prescribed thresholds (generally, $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder), the stockholder must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING
THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE
COMPANY, INCLUDING THE STATE, LOCAL AND
NON-U.S.
INCOME AND OTHER
TAX CONSEQUENCES OF AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT
Our assets are held by U.S. Bank pursuant to a custody agreement. The principal business address of U.S. Bank is 615 E. Michigan St., Milwaukee, WI 53202.
U.S. Bank serves as our transfer agent and dividend disbursing agent. The principal business address of U.S. Bank is 615 E. Michigan St., Milwaukee, WI 53202.

PORTFOLIO TRANSACTIONS AND BROKERAGE
Since we will generally acquire and dispose of investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, our Advisor will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Advisor does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Advisor generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Advisor may select a broker based partly upon brokerage or research services provided to us, our Advisor and any other accounts. Such brokerage or research services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if our Advisor determines in good faith that such commission is reasonable in relation to the services provided.
The Investment Advisory Agreement permits our Advisor, subject to review by our Board from time to time, to purchase and sell portfolio securities to and from brokers who provide our Advisor with access to supplemental investment and market research and security and economic analyses. Such brokers may execute brokerage transactions at a higher cost to us than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Brokerage and research services furnished by firms through which we effect our securities transactions may be used by our Advisor in servicing other clients and not all of these services may be used by our Advisor in connection with the client generating the brokerage credits. The fees received under the Investment Advisory Agreement are not reduced by reason of our Advisor receiving such brokerage and research services.
We expect that our portfolio transactions will be generally effected at a net price without a broker’s commission (
i.e
., a dealer is dealing with us as principal and receives compensation equal to the spread between the dealer’s cost for a given security and the resale price of such security). In certain foreign countries, debt securities are traded on exchanges at fixed commission rates. The Investment Advisory Agreement provides that our Advisor, on occasions when it deems the purchase or sale of a security to be in the best interests of us as well as other customers, to aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased for us with those to be sold or purchased for other customers in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, will be made by our Advisor in the manner it considers to be equitable. In some instances, this procedure may adversely affect the size and price of the position obtainable for us. We have paid no brokerage commissions during the last three fiscal years.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Dechert LLP, New York, NY. In addition, Dechert LLP has, from time to time, represented Bain Capital Credit and our Advisor on unrelated matters. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form
10-K
for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, Massachusetts, 02210, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form
N-2,
together with all amendments and related exhibits, under the Securities Act, with respect to our securities offered by this prospectus. The registration statement contains additional information about us and our securities being offered by this prospectus.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at http://www.baincapitalbdc.com, and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us, in writing at: c/o BCSF Advisors, LP, 200 Clarendon Street, 37th Floor, Boston, MA 02116, Attention: Investor Relations, or by telephone (collect) at (617)
516-2350.
The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following
e-mail
address: publicinfo@sec.gov. Except for the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically be incorporated and, where applicable, supersede any applicable information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings (including those made after the date of the filing of this registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all of the securities offered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K
or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus and any applicable prospectus supplement (unless specifically set forth in such filing). Information that we file with the SEC will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.
This prospectus and any applicable prospectus supplement will incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our definitive proxy statement on Schedule 14A, filed with the SEC on April 15, 2022;

•	our quarterly report on Form 10-Q, filed with the SEC on May 5, 2022;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022;

•
our current reports on Form
8-K,
filed with the SEC on May 27, 2022, May 5, 2022 (but excluding Item 2.02 and Exhibit 99.1), April 18, 2022 (but excluding Item 7.01 and Exhibit 99.1), April 8, 2022 (but excluding Item 2.02 and Exhibit 99.1), February 23, 2022 (but excluding Item 2.02 and Exhibit 99.1), February 14, 2022 (but excluding Exhibit 99.1), January 21, 2022 (but excluding Item 2.02 and Exhibit 99.1), December 30, 2021, November 3, 2021 (but excluding Item 2.02 and Exhibit 99.1), October 13, 2021, October 8, 2021 (but excluding Item 2.02 and Exhibit 99.1), October 6, 2021, October 5, 2021 (but excluding Item 7.01 and Exhibit 99.1), August 4, 2021
 (but excluding Item 2.02 and Exhibit 99.1), July 8, 2021 (but excluding Item 2.02 and Exhibit 99.1), May 28, 2021, May 5, 2021 (but excluding Item 2.02 and Exhibit 99.1), April 6, 2021 (but excluding Item 2.02 and Exhibit 99.1), March 12, 2021, March 10, 2021, March 5, 2021, March 3, 2021 (but excluding Item 7.01 and Exhibit 99.1), February 25, 2021 (but excluding Item 7.01 and Exhibit 99.1), February 24, 2021 (but excluding Item 2.02 and Exhibit 99.1), February 11, 2021 (but excluding Item 2.02 and 7.01 and Exhibit 99.1), January 26, 2021, and January 21, 2021 (but excluding Item 2.02 and Exhibit 99.1);

•
and the description of our common stock contained in our Registration Statement on Form 8-A (File
No. 333-227743),
as filed with the SEC on November 14, 2018, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby .

To obtain copies of these filings, see “Additional Information.”
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$250,000,000

BAIN CAPITAL SPECIALTY FINANCE, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Raymond James	Keefe, Bruyette & Woods
A Stifel Company

February 27, 2025